Exhibit 10.3

Omnibus Amendment No. 4

OMNIBUS AMENDMENT NO. 4

[First Amendment and Restatement of each of the RPA, the RSA and the Performance Undertaking]

THIS OMNIBUS AMENDMENT NO. 4 (this “Amendment”), dated as of April 1, 2021, is by and among COMMERCIAL METALS COMPANY, a Delaware corporation, individually (“CMC”), as the initial Servicer (in such capacity, the “Servicer”), and as provider of the Performance Undertaking (in such capacity, the “Performance Guarantor”), STRUCTURAL METALS, INC., a Texas corporation (“SMI”), CMC STEEL FABRICATORS, INC., a Texas corporation (“CMC Steel”), SMI STEEL LLC, an Alabama limited liability company (“SMI Steel”), OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA, a South Carolina corporation (“Owen Electric”), AHT, INC., a Pennsylvania corporation (“AHT”), CMC STEEL OKLAHOMA, LLC, a Delaware limited liability company (“Oklahoma”), CMC STEEL US, LLC, a Delaware limited liability company (“CMC-US”), and TAMCO, a California corporation (“TAMCO” and together with CMC, SMI, CMC Steel, SMI Steel, Owen Electric, Oklahoma and CMC-US, the “Existing Originators”), CMC POST OKLAHOMA, LLC, a Delaware limited liability company (“Post” , and together with the Existing Originators, the “Originators”), CMC RECEIVABLES, INC., a Delaware corporation (the “SPE”), WELLS FARGO BANK, N.A., a national banking association (“WFB” or a “Purchaser”), TRUIST BANK, a North Carolina bank (“Truist” or a “Purchaser”), and WFB in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

Preliminary Statements

A. The Existing Originators and the SPE are parties to that certain Receivables Sale Agreement dated as of April 5, 2011 (as amended, restated, or modified from time to time, the “Sale Agreement”).

B. The Performance Guarantor and the SPE are parties to that certain Performance Undertaking dated as of April 5, 2011 (as amended, restated, or modified from time to time, the “Performance Undertaking”).

C. The SPE, the Servicer, the Purchasers, and the Administrative Agent are parties to that certain Receivables Purchase Agreement, dated as of April 5, 2011 (as amended, restated, or modified from time to time, the “Purchase Agreement” and, together with the Performance Undertaking and the Sale Agreement, the “Agreements”).

D. On the terms and subject to the conditions hereinafter set forth, (1) Post desires to join the Sale Agreement as an Originator, (2) Truist desires to join the Purchase Agreement as a Purchaser, and (3) all of the parties hereto desire to amend and restate in their entirety each of the Sale Agreement, the Performance Undertaking and the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreements.

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2. Joinder to the Sale Agreement. Effective as of the Effective Date (hereinafter defined), immediately after giving effect to Amendment No. 9 to the Purchase Agreement:

2.1. Post hereby joins the Sale Agreement as an Originator and agrees to be bound by the terms of, and to perform all of the obligations of an Originator under the Sale Agreement and all related agreements.

2.2. Upon the terms and subject to the conditions set forth in the Sale Agreement, (a) Post hereby confirms its sale, assignment, transfer and conveyance to the SPE pursuant to Section 1.1(a) thereof, without recourse (except to the extent expressly provided in the Sale Agreement), and the SPE hereby confirms its purchase from Post, of all of Post’s right, title and interest in and to all Receivables existing as of the close of business on the eve of the Effective Date (“Post’s Initial Cutoff Date”) and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof, and (b) the SPE shall be obligated to pay the Purchase Price for each such Receivable purchased from Post in accordance with Section 1.2 of the Sale Agreement.

2.3. Post hereby confirms its grant to the SPE pursuant to Section 1.6 of the Sale Agreement of a security interest in all of Post’s right, title and interest in, to and under (i) all Receivables existing as of the close of business on Post’s Initial Cutoff Date or thereafter arising from time to time prior to the Termination Date, and all rights and payments relating thereto, (ii) all Related Security relating thereto, whether existing on Post’s Initial Cutoff Date or thereafter arising, (iii) all Collections thereof, whether existing on Post’s Initial Cutoff Date or thereafter arising, (iv) each Lock-Box and each Lock-Box Account, whether existing on Post’s Initial Cutoff Date or thereafter arising, and (v) all proceeds of any of the foregoing, whether existing on Post’s Initial Cutoff Date or thereafter arising, to secure the prompt and complete payment of a loan deemed to have been made by the SPE to Post in an amount equal to the aggregate Purchase Price for the Receivables originated by Post, together with all other obligations of Post under the Sale Agreement, which security interest, Post hereby represents and warrants, is valid, duly perfected and prior to all Adverse Claims.

3. Reductions of Commitments; Joinder to the Purchase Agreement. Effective as of the Effective Date (hereinafter defined), immediately after giving effect to Amendment No. 9 to the Purchase Agreement:

3.1. WFB’s Commitment is hereby reduced to $100,000,000.

3.2. Truist hereby joins the Purchase Agreement as a Purchaser with a Commitment of $50,000,000 and agrees to be bound by the terms of, and to perform all of the obligations of a Purchaser with such a Commitment under the Purchase Agreement and all related agreements.

4. Amendments. Effective as of the Effective Date, immediately after giving effect to Amendment No. 9 to the Purchase Agreement and the joinders described in Sections 2 and 3 of this Amendment:

4.1. The Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto. For the avoidance of doubt, notwithstanding anything to the contrary contained in any prior amendment or amendments to the Purchase Agreement, the Purchase Agreement set forth in Exhibit A hereto reflects the current agreement of the parties hereto as to all of the terms and provisions of the Purchase Agreement as of the date hereof.

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4.2. The Sale Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto. For the avoidance of doubt, notwithstanding anything to the contrary contained in any prior amendment or amendments to the Sale Agreement, the Sale Agreement set forth in Exhibit B hereto reflects the current agreement of the parties hereto as to all of the terms and provisions of the Sale Agreement as of the date hereof.

4.3. The Performance Undertaking is hereby amended and restated in its entirety to read as set forth in Exhibit C hereto. For the avoidance of doubt, notwithstanding anything to the contrary contained in any prior amendment or amendments to the Performance Undertaking, the Performance Undertaking set forth in Exhibit C hereto reflects the current agreement of the parties hereto as to all of the terms and provisions of the Performance Undertaking as of the date hereof.

5. Effect of Amendments.

5.1. Except as specifically amended hereby, each of the Agreements shall remain unaltered and in full force and effect. The parties intend that this Amendment shall not constitute a novation of any of the Agreements but shall constitute an amendment to each of the Agreements as noted above. The parties hereto agree to be bound by the terms and conditions of the Agreements, as amended and restated hereby, as though such terms and conditions were set forth in full herein.

5.2. In furtherance of the parties’ intention that this Amendment not constitute a novation of any of the Agreements, (a) each of the Existing Originators hereby ratifies and confirms its grant of a security interest in its existing and future right, title and interest in and to the Originator Collateral under the Sale Agreement to secure the prompt and complete payment of a loan deemed to have been made by the SPE to each Originator in an amount equal to the aggregate Purchase Price for the Purchased Receivables originated by such Originator (and, in the case of CMC, the Purchase Price that would have been payable for its Contributed Receivables had they not been contributed to the Buyer’s capital), together with all other obligations of such Originator under the Sale Agreement, which security interest, each of the Originators hereby represents and warrants, is valid, duly perfected and prior to all Adverse Claims; and (b) the SPE hereby ratifies and confirms its grant to the Administrative Agent for the benefit of the Purchasers of a security interest in the SPE’s existing and future right, title and interest in, to and under the Purchased Assets, prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids and the performance of all of the SPE’s obligations under the Transaction Documents

6. Representations and Warranties. In order to induce the parties to enter into this Amendment, each of the Performance Guarantor, the Originators, the Servicer and the SPE hereby represents and warrants that (a) its execution and delivery of this Amendment is within its corporate or limited liability company powers and authority and has been duly authorized by all necessary corporate or limited liability company action on its part, (b) this Amendment has been duly executed and delivered by it, (c) each of its representations and warranties set forth in the Agreements to which it is a party is true and correct on and as of the Effective Date as though made on and as of each such date, except to

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the extent such representations and warranties expressly relate to an earlier date, in which case each of such representations and warranties remains true and correct in all material respects as of such earlier date, and (d) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event on and as of the Effective Date.

7. Conditions Precedent. Effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent on or prior to the date hereof (the “Effective Date”):

7.1. The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

7.2. The Administrative Agent shall have received copies of each of the opinions and other documents set forth on Annex 1 hereto, duly executed by the applicable parties thereto, where applicable.

7.3. Each of the representations and warranties contained in Section 5 of this Amendment shall be true and correct as of the Effective Date.

8. Miscellaneous.

8.1. GOVERNING LAW. AS TO ITS IMPACT ON EACH OF THE AGREEMENTS AMENDED HEREBY, THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SAME LAWS THAT GOVERN SUCH AGREEMENT.

8.2. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENTS, THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY ANY PARTY PURSUANT TO THE AGREEMENTS OR THIS AMENDMENT, AND EACH PARTY HERETO IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE SALE AGREEMENT, THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY PARTY HERETO PURSUANT TO AN AGREEMENT OR THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.3. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, THE AGREEMENTS, EACH OTHER TRANSACTION DOCUMENT, ANY DOCUMENT EXECUTED BY ANY OF THE PARTIES PURSUANT TO THE ANY AGREEMENT, THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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8.4. Integration; Binding Effect. This Amendment and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

8.5. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.6. Reaffirmation. Except as expressly modified hereby, each of the Agreements is hereby ratified and remains unaltered and in full force and effect.

<Signature pages follow>

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

CMC RECEIVABLES, INC.

By:	/s/ Matthew McClellan

Name:	Matthew McClellan
Title:	Vice President

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COMMERCIAL METALS COMPANY, AS AN ORIGINATOR, AS THE SERVICER AND AS PERFORMANCE GUARANTOR

By:	/s/ Matthew McClellan

Name:	Matthew McClellan
Title:	Treasurer

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STRUCTURAL METALS, INC., AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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CMC STEEL FABRICATORS, INC., AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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SMI STEEL LLC, AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA, AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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AHT, INC., AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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CMC STEEL OKLAHOMA, LLC, AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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CMC STEEL US, LLC, AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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TAMCO, AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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CMC POST OKLAHOMA, LLC, AS AN ORIGINATOR

By:	/s/ Paul J. Lawrence

Name:	Paul J. Lawrence
Title:	Treasurer

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WELLS FARGO BANK, N.A., AS A PURCHASER AND AS ADMINISTRATIVE AGENT

By:	/s/ Michaela Rankins

Name:	Michaela Rankins
Title:	Assistant Vice President

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TRUIST BANK, AS A PURCHASER

By:	/s/ Jason Meyer

Name:	Jason Meyer
Title:	Managing Director

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ANNEX 1

CLOSING DOCUMENTS

1.

Amendment No. 9 to Receivables Purchase Agreement, duly executed by the parties thereto, and confirmation from Rabobank that it has received payment in full of all invoiced amounts owing to it under the Purchase Agreement as in effect on the eve of the Effective Date.

2.	This Omnibus Amendment No. 4, duly executed by each of the parties hereto, attaching:

•	Exhibit A –Amended and Restated Receivables Purchase Agreement

•	Exhibit B –Amended and Restated Receivables Sale Agreement

•	Exhibit C –Amended and Restated Performance Undertaking

3.	New Fee Letter, duly executed by the SPE, the Purchasers and the Administrative Agent., and payment of all upfront fees due thereunder.

4.	Subordinated Note, duly executed by the SPE in favor of CMC Post Oklahoma, LLC.

5.	Delaware UCC-1 naming CMC Post Oklahoma, LLC, as debtor/seller, the Administrative Agent, as Total Assignee of Secured Party/Buyer, and the SPE, as the Assignor Secured Party/Buyer.

6.	New Opinion of Haynes and Boone addressed to the Administrative Agent, WFB and Trust:

a.	Omnibus Amendment No. 4 (with the RPA, RSA, Performance Undertaking) and Fee Letter are legal, valid, binding and enforceable against the CMC entities.

b.	No violation of applicable law (Texas, NY, Article 9 of DE UCC)

c.	No consent/approval/waiver/license of a governmental authority under applicable law

d.	Solely as to CMC Post Oklahoma, LLC , valid creation and perfection of a security interest in the collateral described in Section 2.3 of this Amendment.

7.	In-House Counsel New Opinion addressed to the Administrative Agent, WFB and Truist:

a.	Each CMC Entity is validly existing and in good standing

b.	Corporate power/authority for CMC entities whose jurisdiction is DE/NY (each, “Covered CMC Entity”)

i.	CMC Receivables, Inc. (DE)

ii.	Commercial Metals Company (DE)

iii.	Structural Metals, Inc. (TX)

iv.	CMC Steel Fabricators, Inc. (TX)

v.	CMC Steel US LLC (DE)

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vi.	CMC Steel Oklahoma (DE)

vii.	TAMCO (CA)

viii.	CMC Post Oklahoma, LLC (DE)

c.	Due authorization of each Covered CMC Entity

d.	No consent/approval/waiver/license of a governmental authority under applicable law (Texas, DE) for Covered CMC Entities

e.	For Covered CMC Entities, no conflict with org docs or violation of applicable laws

f.	For all CMC entities, no conflict with orders/writs (known to GC) or material agreements

g.	No CMC Covered Entity is an investment company

8.	Copy of existing Haynes and Boone Bankruptcy Opinion, together with a Bring-down and Reliance Letter addressed to the Administrative Agent, WFB and Truist

9.	Officer’s certificates attaching

a.	Certified articles/formation (if they have been amended since the last certificate – or restated forward only)

b.	Good standing in jurisdiction of formation/incorporation

c.	Bylaws/LLC agreements (if they have been amended since the last certificate)

d.	Resolutions

e.	Incumbency

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EXHIBIT A

RECEIVABLES PURCHASE AGREEMENT, AS AMENDED AND RESTATED HEREBY

[See Attached]

EXHIBIT A TO OMNIBUS AMENDMENT NO. 4

RECEIVABLES PURCHASE AGREEMENT

DATED AS OF APRIL 5, 2011

AS AMENDED AND RESTATED IN OMNIBUS AMENDMENT NO. 4 DATED AS OF APRIL 1, 2021

AMONG

CMC RECEIVABLES, INC., AS THE SELLER,

COMMERCIAL METALS COMPANY, AS THE SERVICER,

TRUIST BANK, AS A PURCHASER,

WELLS FARGO BANK, N.A., AS A PURCHASER,

AND

WELLS FARGO BANK, N.A., AS ADMINISTRATIVE AGENT

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EXHIBITS AND SCHEDULES

Exhibit I	Definitions
Exhibit II-A	Form of Investment Notice
Exhibit II-B	Form of Reduction Notice
Exhibit III	The Seller’s Chief Executive Office, Principal Place of Business, Records Locations, Federal Taxpayer ID Number and Organizational ID Number
Exhibit IV	Lock-Boxes and Lock-Box Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	[Reserved]
Exhibit VII	Credit and Collection Policy
Exhibit VIII	Form of Interim Report
Exhibit IX	Form of Monthly Report
Exhibit X	Form of Performance Undertaking
Exhibit XI	Corporate Names; Trade Names; Assumed Names
Schedule A	Commitments
Schedule B	[Reserved]
Schedule C	Divisions

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RECEIVABLES PURCHASE AGREEMENT

THIS RECEIVABLES PURCHASE AGREEMENT, dated as of April 5, 2011 and amended and restated as of April 1, 2021, is entered into by and among:

(a) CMC Receivables, Inc., a Delaware corporation (the “Seller”),

(b) Commercial Metals Company, a Delaware corporation (“CMC”), as initial Servicer,

(c) Wells Fargo Bank, N.A., a national banking association (“WFB” or a “Purchaser”),

(d) Truist Bank (“Truist” or a “Purchaser”), and

(e) WFB in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

The Seller desires to transfer and assign undivided interests in its Receivables to the Administrative Agent for the benefit of the Purchasers from time to time. On the terms and subject to the conditions set forth herein, the Purchasers desire to acquire through the Administrative Agent undivided interests in the Receivables from the Seller from time to time.

ARTICLE I.

TERMS OF THE INVESTMENTS

Section 1.1. [Reserved].

Section 1.2. Purchased Assets.

(a) Purchase and Sale of Undivided Interests. On the terms and subject to the conditions of this Agreement: (i) the Seller hereby sells, conveys, transfers and assigns to the Administrative Agent for the benefit of the Purchasers, a variable undivided percentage interest (each such interest, an “Undivided Interest”) equal to the Purchased Assets Coverage Percentage in all of the Seller’s right, title and interest in and to the following: (A) all existing and future Receivables arising from time to time prior to the Facility Termination Date, and all rights and payments relating thereto, (B) all existing and future Related Security relating to such Receivables, (C) all existing and future Collections of such Receivables and Related Security, (D) each existing and future Lock-Box and Lock-Box Account, and (E) all existing and future proceeds of any of the foregoing (all of the foregoing, collectively, the “Purchased Assets”), and (ii) each of the Purchasers hereby severally purchases its Percentage of the Undivided Interests in all Receivables existing as of Apri1 1, 2021 and severally commits to purchase its Percentage of such Undivided Interests in the Purchased Assets thereafter from time to time prior to the Facility Termination Date, through the Administrative Agent and agrees to pay its Percentage of the Cash Purchase Price therefor.

(b) Obligations Not Assumed. The Investments do not constitute and are not intended to result in the creation, or an assumption by any of the Investor Parties of any obligation of the Seller, any Originator or any other Person under or in connection with the Receivables or any Related Security, all of which shall remain the obligations and liabilities of the Seller, such Originator and/or such other Person, as applicable.

Section 1.3. Requesting Investments.

(a) On the terms and subject to the conditions set forth in this Agreement, from time to time prior to the Facility Termination Date: (i) the Seller may request that the Purchasers make Investments in Undivided Interests in the Purchased Assets in accordance with Section 1.3(b), and (ii) each of the Purchasers hereby severally commits to make such Investments (through the Administrative Agent), based on its Percentage of such Undivided Interests in the Purchased Assets and agrees to pay its Percentage of the associated Cash Purchase Price therefor; provided that under no circumstances shall any Purchaser make any Investment if, after giving effect to such Investment, (x) such Purchaser’s Capital outstanding would exceed such Purchaser’s Commitment, (y) the Aggregate Capital would exceed the Purchase Limit, or (z) the Purchased Assets Coverage Percentage would exceed 100%.

(b) The initial request for an Investment hereunder, and each subsequent request for an incremental Investment, may be made on any Business Day prior to the Facility Termination Date upon the Seller’s irrevocable written notice in the form of Exhibit II-A hereto (each, an “Investment Notice”) delivered to and received by the Purchasers prior to 12:00 noon (New York time) at least one (1) Business Day before the requested Investment Date, specifying: (i) the aggregate amount of cash requested to be paid to the Seller for such incremental Investment (which shall not be less than US$1,000,000 or a larger integral multiple of US$100,000), (ii) the requested date of such incremental Investment (which shall be a Business Day) and (iii) the pro forma calculation of the Purchased Assets Coverage Percentage after giving effect to the requested Investment. For security purposes, the amount of WFB’s Percentage of the Cash Purchase Price for each Incremental Investment shall also be entered by the Seller into WFB’s online “C.E.O. portal,” or funding may be delayed pending telephonic verification of such amount. If any Investment Notice is received or confirmed after 12:00 noon (New York time) on a Business Day, the Purchasers will endeavor to honor such notice on that Business Day but will honor it not later than the next succeeding Business Day.

Section 1.4. Voluntary Reductions. If at any time the Seller wishes to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital), the Seller may do so as follows:

(a) The Seller shall provide the Purchasers and the Servicer with irrevocable prior written notice in the form of Exhibit II-B hereto (each, a “Reduction Notice”) of any proposed reduction of Aggregate Capital not later than 12:00 noon (New York City time) on the Business Day on which the proposed reduction is to occur (the “Proposed Reduction Date”). Such

Reduction Notice shall (i) be prepared in accordance with the most recent Settlement Report, and (ii) designate (A) the Proposed Reduction Date, and (B) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”) which shall be not less than the lesser of (x) US$1,000,000 and (y) Aggregate Capital; and

(b) The Servicer shall cause Collections in excess of the Required Amounts to be set aside until they equal the desired amount of Capital Reduction, and on the Proposed Reduction Date, the Servicer shall wire transfer the funds so set aside to the Administrative Agent for prompt distribution to the applicable Purchasers and application to the outstanding Capital.

(c) Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.5. Mandatory Reductions.

(a) Purchased Assets Coverage Percentage Computation. The Purchased Assets Coverage Percentage shall be computed on April 1, 2021. Thereafter, until the Facility Termination Date, such Purchased Assets Coverage Percentage shall be automatically deemed recomputed on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Assets Coverage Percentage shall (until the event(s) giving rise to such Termination Day are satisfied or are waived in accordance with the terms of this Agreement) be deemed to be 100%. The Purchased Assets Coverage Percentage shall become zero when the Final Payout Date has occurred and the Servicer shall have received the accrued Servicing Fee thereon. If on any date of determination, the Purchased Asset Coverage Percentage exceeds 100%, not later than the next Business Day, the Seller shall deliver to the Servicer, and the Servicer shall pay to the Administrative Agent’s Account for prompt distribution to the Purchasers, their respective Percentages of the aggregate amount necessary to reduce the Purchased Asset Coverage Percentage to 100% or less, and the Purchasers will apply the funds received to the reduction of Capital.

(b) Deemed Collections. If on any day a Dilution occurs, the Seller shall be deemed to have received a Deemed Collection and such Deemed Collection shall be immediately applied to reduce the Net Pool Balance by the amount of such Deemed Collection. To the extent the effect of such Deemed Collection on the Net Pool Balance shall cause an Investment Excess, the Seller shall deliver to the Servicer immediately available funds in an amount equal to the lesser of (i) the sum of all Deemed Collections deemed received by the Seller and (ii) an amount necessary to eliminate such Investment Excess, and in each case, the Servicer shall remit the same to the Administrative Agent’s Account pursuant to this Section 1.5(b) within one (1) Business Day after its receipt thereof, and the Purchasers will apply the funds received to the reduction of their Capital.

Section 1.6. Amount of Collections. Notwithstanding any provision of this Agreement to the contrary, failure to have sufficient Collections to make any payment due and payable hereunder shall in no event defer the due date of such payment, and the applicable Seller Party shall remain obligated for the amount of such deficiency.

Section 1.7. Payment Requirements. All payments in respect of Capital shall be paid to the Administrative Agent for the ratable account of the applicable Purchasers. One or more Seller Parties shall initiate a wire transfer of amounts to be paid or deposited by it pursuant to any provision of this Agreement no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds. Any amounts that are payable to the Administrative Agent or WFB, they shall be paid to the Administrative Agent’s Account for prompt distribution to the appropriate party or parties. Any amounts that are payable to Truist shall be paid to the Truist Account. All computations of Yield and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of three hundred sixty (360) days for the actual number of days elapsed, and shall be invoiced by the Administrative Agent on behalf of the Investor Parties. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.8. Fees. The Seller shall pay to the Investor Parties the Fees, in the amounts and on the dates set forth in the Fee Letter.

Section 1.9. Yield. The Capital of each Investment shall accrue Yield for each day at its then applicable Yield Rate. On each Monthly Payment Date, the Seller shall pay in arrears to each Purchaser an amount equal to the accrued and unpaid Yield on its Capital for each day during the Calculation Period (or portion thereof) then most recently ended.

Section 1.10. Voluntary Reductions of the Commitment; Optional Repurchase.

(a) The Seller may, upon at least ten (10) Business Days’ notice to the Administrative Agent (who will promptly notify the Purchasers), terminate in whole or reduce in part, ratably amongst the Purchasers in accordance with their respective Percentages, the unused portion of the Purchase Limit; provided that (i) each partial reduction of the Purchase Limit shall be in a minimum amount of $1,000,000 (or a larger integral multiple of $100,000) for all of the Purchasers considered as a whole, and (ii) in no event may the Purchase Limit be reduced below the outstanding Aggregate Capital unless accompanied by a payment of Aggregate Capital in an aggregate amount necessary to reduce the Aggregate Capital to the reduced Purchase Limit.

(b) In addition, the Seller may, upon at least ten (10) Business Days’ notice to the Administrative Agent (who will promptly notify the Purchasers), purchase all, but not less than all, of the Undivided Interests in the Purchased Assets. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such purchase, payable in immediately available funds. Such purchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Investor Party except for a representation and warranty that the conveyance to the Seller is being made free and clear of any Lien created by such Person. On the date of purchase of all Undivided Interests in the Purchased Assets by the Seller pursuant to this Section, the Commitments shall automatically terminate.

Section 1.11. Intent of the Parties. The parties to this Agreement intend that the sale, assignment and transfer of Undivided Interests in the Purchased Assets to the Administrative Agent for the benefit of the Purchasers shall be treated as an interest-bearing loan in an amount equal to the aggregate Capital secured by the Purchased Assets for all purposes including federal, state and local income and franchise tax (in the nature of income tax) purposes. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

Section 1.12. Designated Funding Offices. Each Purchaser at its option may make any Investment or otherwise perform its obligations hereunder through any funding office (each, a “Designated Funding Office”); provided that any exercise of such option shall not affect the obligation of the Seller Parties to turn over Collections in accordance with the terms of this Agreement. Any Designated Funding Office shall be considered part of the related Purchaser; provided that such provisions that would be applicable with respect to Investments actually provided by such Affiliate or branch of such Purchaser shall apply to such Affiliate or branch of such Purchaser to the same extent as such Purchaser.

Section 1.13. Nature of Obligations; Defaulting Purchasers. Each Purchaser’s obligations hereunder shall be several, such that the failure of any Purchaser to make a payment in connection with any Investment (each such Purchaser, a “Defaulting Purchaser”) shall not relieve any other Purchaser of its obligation hereunder to make payment for any such Investment. Notwithstanding anything in this Section 1.13 to the contrary, no Purchaser shall be required to make any Investment for an amount which would cause the aggregate Capital of such Purchaser (after giving effect to such Investment) to exceed such Purchaser’s Commitment. At any time while a Purchaser is a Defaulting Purchaser, such Defaulting Purchaser shall forfeit the right to vote on amendments and waivers to the Transaction Documents, or to receive any fees described in the Fee Letter.

Section 1.14. Inability to Determine Rates.

(a) If, in connection with any request for an Investment, (i) the Administrative Agent determines that (A) one-month deposits in Dollars are not being offered to banks in the London interbank market, (B) (1) adequate and reasonable means do not exist for determining one-month LIBOR and, accordingly, the LMIR, with respect to a proposed Investment and (2) the circumstances described in Section 1.14(c)(i) do not apply or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to Dollars (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i), “Impacted Investments”), or (ii) the Administrative Agent or the Required Purchasers determine that for any reason a rate based on one-month LIBOR does not adequately and fairly reflect the cost to the Purchasers of funding such Investment, the Administrative Agent will promptly so notify the Seller and each Purchaser. Thereafter, the obligation of the Purchasers to make Incremental Investments or Rollover Investments at the LMIR shall be suspended (to the extent of the affected Investments), in each case until the Administrative Agent (or, in the case of a determination by the Required Purchasers described in clause (ii) of this Section 1.14(a), until the Administrative Agent upon instruction of the Required Purchasers) revokes such notice. Upon receipt of such notice, the Seller may revoke any pending request for an Investment accruing Yield at the LMIR or, failing that, will be deemed to have converted such request into a request for an Investment accruing Yield at the Alternate Base Rate in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 1.14, the Administrative Agent in consultation with the Seller, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 1.14, (ii) the Administrative Agent or the Required Purchasers notify the Administrative Agent and the Seller that such alternative interest rate does not adequately and fairly reflect the cost to the Purchasers of funding the Impacted Investments, or (iii) any Purchaser determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Purchaser or its Designated Funding Office to make, maintain or fund Investments whose Yield is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Purchaser to do any of the foregoing and provides the Administrative Agent and the Seller written notice thereof.

(c) Notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Seller or Required Purchasers notify the Administrative Agent (with, in the case of the Required Purchasers, a copy to the Seller) that the Seller or Required Purchasers (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans or investments, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all interest periods and other tenors of LIBOR are no longer representative; or

(iv) syndicated trade receivables securitizations currently being executed, or that include language similar to that contained in this Section 1.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, one-month LIBOR as a basis for LMIR will be replaced hereunder and under any Transaction Document with, subject to the proviso below, the first available alternative set forth in the order below for a one-month tenor that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x) Term SOFR plus the Related Adjustment; and

(y) SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Seller and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Transaction Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have notified all Purchasers and the Seller of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Purchasers comprising the Required Purchasers have delivered to the Administrative Agent written notice that such Required Purchasers object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Administrative Agent determines that one-month Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Seller and each Purchaser of such availability, then from and after the beginning of the next Calculation Period, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Seller and each Purchaser of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0%, the LIBOR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Transaction Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Seller and the Purchasers reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 1.14(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(d) Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 1.14(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 1.14(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 1.14(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Seller may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 1.14 as of the beginning of the next Calculation Period with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated trade receivables securitization facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated trade receivable securitization facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Purchasers and the Seller unless, prior to such time, Purchasers comprising the Required Purchasers have delivered to the Administrative Agent written notice that such Required Purchasers object to such amendment.

(e) If, at the end of any Calculation Period, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 1.14 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Seller and each Purchaser. Thereafter, the obligation of the Purchasers to make or rollover Investments accruing Yield at the LMIR shall be suspended (to the extent of the affected Investments) until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Seller may revoke any pending request for an Investment accruing Yield at the LMIR (to the extent of the affected Investments) or, failing that, will be deemed to have converted such request into a request for an Investment accruing Yield at the Alternate Base Rate (subject to the foregoing clause (y)) in the amount specified therein.

Section 1.15. Qualified Financial Contracts.

(a) As used in this Section 1.15, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party; (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(b) To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):    In the event that a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Purchaser that defaults in its funding obligations under this Agreement shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE II.

PAYMENTS AND COLLECTIONS

Section 2.1. Collections during the Revolving Purchase Period; Reinvestments. During the Revolving Purchase Period, all Collections and Deemed Collections received by the Servicer shall be administered in accordance with Section 6.2 and shall be held in trust (i) for the payment of the accrued and unpaid Aggregate Unpaids that are then due and owing, (ii) for a Reinvestment as provided in Section 2.1(c), or (iii) for payment to the Seller for its own account.

(a) Capital shall not be payable during the Revolving Purchase Period except to the extent provided in Section 1.4 and Section 1.5.

(b) On each Business Day during the Revolving Purchase Period, subject to Section 2.1(e) and to Section 4.2, Collections that are not required to be segregated or used to pay Aggregate Unpaids (including, without limitation, Capital payable pursuant to Section 2.1(b)) shall be first, paid to the Seller as an Investment in the amount necessary to maintain the current amount of Capital outstanding (such an Investment, a “Reinvestment”), and second, paid to the Seller for its own account.

(c) On each Monthly Payment Date during the Revolving Purchase Period, after deduction of the Servicer’s Servicing Fee from Collections received (or deemed received) during the Calculation Period (or portion thereof) then most recently ended, the Servicer shall deliver to the Administrative Agent’s Account from the Collections received (or deemed received) during such Calculation Period (or portion thereof), an amount equal to the Required Amounts due and owing on such Monthly Payment Date. Following the Dominion Date, the Administrative Agent shall make distributions of the Servicing Fee and other Required Amounts from Collections held by it.

(d) If, on any Monthly Payment Date during the Revolving Purchase Period, there are insufficient Collections to pay all amounts required to be paid pursuant to Section 2.1(b) or Section 2.1(d), as applicable, (i) no Reinvestment shall be made until such amounts have been paid in full, and (ii) Collections to be applied to the Required Amounts shall be applied in the following order of priority:

first, to accrued and unpaid Servicing Fees that are then due and owing to the Servicer if not withheld by the Servicer prior to turnover of the Collections;

second, to out-of-pocket expenses (if any) of any Investor Party that are then due and owing under Section 8.4;

third, to accrued and unpaid Yield then due and owing, including any previously accrued Yield that remains unpaid; and

fourth, to all Fees accrued during the Calculation Period (or portion thereof) then most recently ended, plus any previously accrued Fees that remain unpaid.

Section 2.2. Collections During the Liquidation Period Absent Dominion.

(a) On each day during the Liquidation Period, unless the Dominion Date shall have occurred, all Collections shall be administered in accordance with Section 6.2.

(b) On each Monthly Payment Date during the Liquidation Period, unless the Dominion Date shall have occurred, the Servicer shall wire transfer all Collections so held by the Servicer (after deducting its Servicing Fee therefrom) to the Administrative Agent’s Account for distribution and application in the following order of priority:

first, to the Servicer, in payment of its Servicing Fee to the extent not retained;

second, to the Administrative Agent , in payment of its out-of-pocket expenses in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, to the extent reimbursable under Section 8.4 and not otherwise paid by the Seller;

third, to the Purchasers, in payment of any accrued and unpaid Yield then due and owing on account of their Capital, including any previously accrued Yield that was not previously paid;

fourth, to the Investor Parties, in payment of any Fees accrued during the Calculation Period (or portion thereof) then most recently ended, plus any previously accrued Fees not paid on a prior Monthly Payment Date;

fifth, to the Purchasers, in reduction of Capital, until Capital is reduced to $0;

sixth, to out-of-pocket expenses (if any) of any Investor Party that are then due and owing under Section 8.4 and not otherwise paid pursuant to clause “second” above and to any other Aggregate Unpaids until reduced to $0; and

seventh, if the Aggregate Unpaids have been reduced to $0, to the Seller, free and clear of any interest of the Investor Parties.

Section 2.3. Collections During the Liquidation Period in Dominion.

(a) On each day during the Liquidation Period if the Dominion Date shall have occurred, all Collections shall be administered by the Administrative Agent in accordance with this Section 2.3.

(b) On each Business Day during the Liquidation Period if the Dominion Date shall have occurred, the Administrative Agent shall distribute and apply all Collections received by it in the following order of priority:

first, to the Servicer, in payment of its Servicing Fee to the extent not retained;

second, in payment of the Administrative Agent’s out-of-pocket expenses in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, to the extent reimbursable under Section 8.4 and not otherwise paid by the Seller;

third, to the Purchasers, in payment of any accrued and unpaid Yield then due and owing on account of their Capital, including any previously accrued Yield that was not previously paid;

fourth, to the Investor Parties, in payment of any Fees accrued during the Calculation Period (or portion thereof) then most recently ended, plus any previously accrued Fees not paid on a prior Monthly Payment Date;

fifth, to the Purchasers, in reduction of Capital, until Capital is reduced to $0;

sixth, to out-of-pocket expenses (if any) of any Investor Party that are then due and owing under Section 8.4 and not otherwise paid pursuant to clause “second” above and to any other Aggregate Unpaids until reduced to $0; and

seventh, if the Aggregate Unpaids have been reduced to $0, to the Seller, free and clear of any interest of the Investor Parties.

Section 2.4. Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Investor Party the full amount thereof together with any Yield thereon from the date of any such rescission, return or refunding.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Investor Parties, as of the date hereof and as of the date of each Investment that:

(a) Existence and Power. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to do business and is in good standing as a foreign corporation and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and the use of the proceeds of the Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which the Seller is a party has been duly executed and delivered by the Seller.

(c) No Conflict. The execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organic Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller (except as created hereunder) except, in any case with respect to Clauses (i) through (iv) above, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. (i) There are no actions, suits or proceedings pending, or to the best of the Seller’s knowledge, threatened in writing, against or affecting the Seller, or any of its properties, in or before any court, arbitrator or other body, and which determination could reasonably be expected to have a Material Adverse Effect, and (ii) the Seller is not in default with respect to any order of any court, arbitrator or governmental body.

(f) Binding Effect. This Agreement and each other Transaction Document to which the Seller is a party constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information (other than projections but including, without limitation, Interim Reports and Monthly Reports) heretofore furnished by the Seller or by any Authorized Officer of an Originator to any of the Investor Parties for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any such Authorized Officer to any of the Investor Parties will be, true and accurate in all material respects on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h) Use of Proceeds. The Seller will not use the proceeds of any Investment hereunder (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. Immediately prior to or contemporaneously with each Investment hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(j) Perfection. Assuming the filing of the financing statements approved by the Seller on the date hereof (which will be filed by the Administrative Agent or its representatives), this Agreement, together with the filing of such financing statements, is effective to, and shall, upon each Investment hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority ownership or security interest in each Receivable existing or hereafter arising and in all other Purchased Assets, free and clear of any Adverse Claim, except as created or permitted by the Transaction Documents. In accordance with the preceding sentence, the Administrative Agent confirms that it or its representatives have duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Purchased Assets.

(k) Places of Business and Locations of Records. The principal places of business and chief executive office of the Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Purchasers have been notified in accordance with Section 5.2(a) in jurisdictions where all action required by Section 12.4(a) has been taken and completed. The Seller’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit III.

(l) Collections. The conditions and requirements set forth in Section 5.1(j) and Section 6.2 have at all times been satisfied and duly performed. The names and addresses of all Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at each Lock-Box Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. The Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, control of any Lock-Box Account, or the right to take control of any such Lock-Box Account at a future time or upon the occurrence of a future event. Each remittance of Collections by the Seller Parties to any of the Investor Parties hereunder has been made (i) in payment of a debt incurred by such Seller Party in the ordinary course of its business or financial affairs, and (ii) in the ordinary course of business or financial affairs of such Seller Party.

(m) Material Adverse Effect. Since August 31, 2020, no event has occurred that would have a Material Adverse Effect.

(n) Names. Except as stated on Exhibit XI, in the past five (5) years, the Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(o) Ownership of the Seller. CMC owns, directly or indirectly, 100% of the issued and outstanding Capital Securities of all classes of the Seller, free and clear of any Adverse Claim (other than Adverse Claims granted in connection with the Senior Credit Agreement, as such agreement may be amended or refinanced from time to time). Such Capital Securities are validly issued and there are no options, warrants or other rights to acquire Capital Securities of the Seller.

(p) Not an Investment Company; Volcker Rule. The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. The Seller is not a “covered fund” under the Volcker Rule. In determining that the Seller is not a covered fund, the Seller does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(q) Compliance with Law. The Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and has not made any change to such Credit and Collection Policy prohibited by Section 5.2(c).

(s) (s) Payments to Applicable Originators. With respect to each Receivable, the Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t) Enforceability of Contracts. Each Contract with respect to each Eligible Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Eligible Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable included in the Net Pool Balance on a Settlement Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Settlement Report.

(v) No Investment Excess. The Seller has determined that, immediately after giving effect to each Investment hereunder, no Investment Excess exists.

(w) Financial Information. All financial statements and all other financial information furnished to the Purchasers and described in Section 5.1 have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited financial statements of the Seller and each of Performance Guarantor and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments. Any projections furnished by the Seller or by any Authorized Officer of an Originator to the Purchasers for purposes of or in connection with this Agreement were prepared in good faith based upon estimates and assumptions stated therein which, at the time of preparation, were believed to be reasonable.

(x) OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. The Seller is not in violation of any applicable Sanctions or, in any material respect, any Anti-Corruption Law or Anti-Money Laundering Law, in each case in jurisdictions in which such Person is domiciled or conducts business. The Seller is not, nor, to the knowledge of the Seller, is any director, officer, employee, agent or Affiliate of the Seller, a Sanctioned Person or a Sanctioned Entity. The Seller conducts its business in compliance with all applicable Sanctions in jurisdictions in which the Seller is domiciled or conducts business. The Seller has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, in each case in jurisdictions in which the Seller is domiciled or conducts business. The Seller shall not use the proceeds of any sale hereunder directly or (to the knowledge of the Seller) indirectly to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanction, Anti-Corruption Law or Anti-Money Laundering Law, in each case applicable to jurisdictions in which the Seller is domiciled or conducts business, by any Person that is party to this Agreement (including the Administrative Agent and the Purchasers).

(y) PATRIOT Act. To the extent applicable, the Seller is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act.

(z) Beneficial Ownership Rule. The Seller is an entity that is organized under the laws of the United States or of any state thereof and at least 51 percent of whose common stock or analogous equity interest is owned by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or has been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Rule.

Section 3.2. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Investor Parties as of the date hereof and as of each Investment Date that:

(a) Existence and Power. The Servicer is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Servicer is duly qualified to do business and is in good standing as a foreign corporation and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which the Servicer is a party has been duly executed and delivered by the Servicer.

(c) No Conflict. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organic Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Servicer (except as created hereunder) except, in any case with respect to clauses (i) through (iv) above, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. (i) There are no actions, suits or proceedings pending, or to the best of the Servicer’s knowledge, threatened in writing, against or affecting the Servicer, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect, and (ii) the Servicer is not in default with respect to any order of any court, arbitrator or governmental body that could reasonably be expected to have a Material Adverse Effect.

(f) Binding Effect. This Agreement and each other Transaction Document to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information (other than projections) heretofore furnished by the Servicer or by any Authorized Officer of an Originator to any of the Investor Parties for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Servicer or any such Authorized Officer to any of the Investor Parties will be, true and accurate in all material respects on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h) Collections. The conditions and requirements set forth in Section 5.1(j) and Section 6.2 have at all times been satisfied and duly performed.

(i) Material Adverse Effect. Since August 31, 2020, no event has occurred that would have a Material Adverse Effect.

(j) Not an Investment Company. The Servicer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(k) Compliance with Law. The Servicer has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(l) Compliance with Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and has not made any change to such Credit and Collection Policy prohibited by Section 5.2(c).

(m) OFAC Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws. None of the Servicer nor any of its Subsidiaries is in violation of any applicable Sanctions or, in any material respect, any Anti-Corruption Law or Anti-Money Laundering Law, in each case in jurisdictions in which such Person is domiciled or conducts business. None of the Servicer or any of its Subsidiaries nor, to the knowledge of such Person, any director, officer, employee, agent or Affiliate of the Servicer or such Subsidiary, is a Sanctioned Person or a Sanctioned Entity. The Servicer and each of its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions in jurisdictions in which such Persons are domiciled or conduct business. Each of the Servicer and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, in each case in jurisdictions in which such Person is domiciled or conducts business. CMC shall not and shall not permit any of its Subsidiaries to use the proceeds of any sale hereunder directly or (to the knowledge of CMC or such Subsidiary)

indirectly to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanction, Anti-Corruption Law or Anti-Money Laundering Law, in each case applicable to jurisdictions in which such Person is domiciled or conducts business, by any Person that is party to this Agreement (including the Administrative Agent and the Purchasers).

(n) PATRIOT Act. To the extent applicable, each of the Performance Guarantor and the Originators is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act.

(o) ERISA Compliance.

(i) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Servicer, nothing has occurred which would prevent, or cause the loss of, such qualification. The Servicer and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(ii) There are no pending or, to the best knowledge of the Servicer, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any Unfunded Pension Liability which has resulted or which would reasonably be expected to have a Material Adverse Effect; (C) neither the Servicer nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which has resulted or which would reasonably be expected to have a Material Adverse Effect; (D) neither the Servicer nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which has resulted or which would reasonably be expected to have a Material Adverse Effect; and (E) neither the Servicer nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which has resulted or which would reasonably be expected to have a Material Adverse Effect.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.1. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to (a) satisfaction of each of the conditions precedent set forth in Omnibus Amendment No. 4 dated as of April 1, 2021, and (b) the Administrative Agent and each of the Purchasers shall have received all Fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

Section 4.2. Conditions Precedent to All Investments. Each Investment shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Purchasers on or prior to the date of such Investment, in form satisfactory to the Administrative Agent, all Settlement Reports as and when due under Section 6.6; (b) the Facility Termination Date shall not have occurred; (c) the Administrative Agent and the Purchasers shall have received such other approvals, opinions or documents as it may reasonably request, it being understood that no such opinions shall be requested unless there has been a change in law or circumstance; and (d) on the applicable Investment Date, the following statements shall be true (and acceptance of the proceeds of such Investment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties set forth in Article III are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;

(ii) no event has occurred and is continuing, or would result from such Investment, that will constitute an Amortization Event or a Potential Amortization Event; and

(iii) no Investment Excess exists or will result from such Investment.

ARTICLE V.

COVENANTS

Section 5.1. Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Purchasers:

(i) Annual Reporting. As soon as available and in any event within five (5) days after the date the annual financial statements are required to be filed with the SEC, but in no event later than one hundred (100) days after the end of each Fiscal Year, (A) a copy of the consolidated balance sheet of Performance Guarantor and its Subsidiaries, and the related consolidated statements of income and cash flow of Performance Guarantor and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by a “Big Four” accounting firm or other independent public accountants reasonably acceptable to the Administrative Agent, together with (B) the balance sheet and the related income statement of the Seller.

(ii) Quarterly Reporting. As soon as available and in any event within five (5) days after the date that quarterly financial statements are required to be filed with the SEC (excluding the last quarterly fiscal quarter of each Fiscal Year), but in no event later than fifty (50) days after the end of each of the first three fiscal quarters of each Fiscal Year, (A) an unaudited consolidated balance sheet of Performance Guarantor and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of income and cash flow of Performance Guarantor and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, and including (in each case), in comparative form the figures for the corresponding fiscal quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of Performance Guarantor (subject to normal year-end audit adjustments), together with (B) the balance sheet and the related income statement of the Seller.

(iii) Compliance Certificates. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by the applicable Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be, and concurrently with delivery of any financial compliance computation or certificate under the Senior Credit Agreement, a copy of same addressed to the Purchaser).

(iv) Shareholders Statements and Reports. Promptly and in any event within five (5) Business Days upon the furnishing thereof to the shareholders of Performance Guarantor, copies of all financial statements, reports and proxy statements so furnished.

(v) S.E.C. Filings. Promptly and in any event within five (5) Business Days upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports on Form 8-K, 10-K or 10-Q which Performance Guarantor files with the SEC.

(vi) Copies of Notices. Promptly and in any event within five (5) Business Days upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Originator or any Lock-Box Bank, copies of the same.

(vii) Material Indebtedness, Projections and Notices. Promptly upon furnishing thereof to the lenders or noteholders under any agreement governing any Material Indebtedness of CMC and its Subsidiaries (or any agent or trustee for the foregoing), and in any event within five (5) Business Days copies of all projections, compliance certificates and default notices required to be delivered pursuant to such agreements (in each case without duplication of any of the items described above in this Section 5.1(a)).

(viii) Other Information. (A) Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations and the Patriot Act), as from time to time reasonably requested by the Administrative Agent or any of the Investor Parties; and (B) reasonably promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the financial condition, operations or business of such Seller Party as the Administrative Agent or any Purchaser may from time to time reasonably request in order to protect the interests of the Investor Parties under or as contemplated by this Agreement, or to assist any Investor Party in complying with the requirements of Article 122a(4) and (5) of the European Union Capital Requirements Directive if applicable to such Investor Party, the Beneficial Ownership Rule and other applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Administrative Agent for delivery to each of the Investor Parties, a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent.

Reports and financial statements required to be delivered pursuant to clauses (i), (ii), (iv) and (v) of this Section 5.1(a) shall be deemed to have been delivered on the date when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov or CMC’s website at www.cmc.com.

(b) Notices. Such Seller Party will notify the Purchasers in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

(ii) Judgment and Proceedings. (A) (1) the entry of any judgment or decree against the Servicer or any of its respective Subsidiaries (other than the Seller) if the aggregate amount of all judgments and decrees then outstanding against the Servicer and such Subsidiaries exceeds $50,000,000 after deducting (x) the amount with respect to which the Servicer or any such Subsidiary is insured and with respect to which the insurer has not disputed coverage, and (y) the amount for which the Servicer or any such

Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller or the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree against the Seller if the aggregate amount of all judgments and decrees then outstanding against the Seller equals or exceeds $16,750 after deducting (x) the amount with respect to which the Seller is insured and with respect to which the insurer has not disputed coverage, and (y) the amount for which the Seller is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Defaults and Collateral Events Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement relating to Material Indebtedness in aggregate principal amount pursuant to which any Originator is a debtor or an obligor, or the occurrence of a Collateral Event or Collateral Reinstatement Event, in each case, under and as defined in the Senior Credit Agreement.

(v) Termination Date. The occurrence of the “Termination Date” under and as defined in the Sale Agreement.

(vi) Change of Independent Director. At least 10 days prior to any proposed change of the sole (or, as applicable, the sole remaining) Independent Director for any reason other than death, incapacity or resignation of the incumbent director, notice of such proposed change together with a certificate of the Seller certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Director” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria. As soon as reasonably practicable but in any event within 10 days after any Seller Party receives notice of the death, incapacity or resignation of the sole (or, as applicable, the sole remaining) incumbent Independent Director, notice of the proposed replacement director together with a certificate of the Seller certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Director” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria.

(vii) Ratings Change. The occurrence of any change from time to time in the ratings from S&P or Moody’s of the Performance Guarantor’s long-term unsecured debt.

(c) Compliance with Laws and Preservation of Legal Existence. Such Seller Party will comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

(d) Audits. Such Seller Party will furnish to the Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent or any Purchaser may reasonably request. Such Seller Party will, from time to time during regular business hours as reasonably requested by the Administrative Agent or any Purchaser upon at least five (5) Business Days’ notice and at the sole cost of such Seller Party, permit the Administrative Agent (accompanied by any Purchaser) or its respective agents or representatives (and shall cause each Originator to permit the Administrative Agent (accompanied by any Purchaser) or its respective agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of the Seller or the Servicer having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing, the Seller Parties shall only be responsible for the costs and expenses of two(2) such Reviews in any one Contract Year.

(e) Keeping and Marking of Records and Books.

(i) the Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Purchasers notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) The Servicer will (and will cause each other Originator to) (A) on or prior to the date hereof, make a notation in its books and records relating to the Receivables, acceptable to the Administrative Agent, evidencing that the Receivables and related Contracts included in the Purchased Assets have been sold in accordance with the Agreement, and (B) upon the request of the Administrative Agent following the occurrence and during the continuation of an Amortization Event, deliver to the Administrative Agent all invoices included in the Contracts (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.

(f) Compliance with Contracts and Credit and Collection Policy. The Servicer will (and will cause each Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Performance and Enforcement of the Sale Agreement and the Performance Undertaking. The Seller will, and will require each of the Originators to, perform each of their respective obligations and undertakings under and pursuant to the Sale Agreement in all material respects. The Seller will purchase Receivables under the Sale Agreement in material compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to it as purchaser under the Sale Agreement. The Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Investor Parties as assignees of the Seller) under the Sale Agreement and the Performance Undertaking as the Administrative Agent or any Administrator may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

(h) Ownership. The Seller will (or will require each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections irrevocably in the Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Seller therein as the Administrative Agent or any Administrator may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Purchasers, a valid and perfected first priority ownership interest (and/or a valid and perfected first priority security interest) in the Purchased Assets to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Purchasers) interest in the Purchased Assets and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Purchasers as the Administrative Agent or any Administrator may reasonably request).

(i) Separateness. The Seller acknowledges that the Investor Parties are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a legal entity that is separate from each of the Originators and their respective other Affiliates (each, a “CMC Entity”). Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent or any Administrator may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the other CMC Entities and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, except as herein specifically otherwise provided, the Seller will:

(i) compensate all employees, consultants and agents directly, from the Seller’s bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any other CMC Entity, allocate the compensation of such employee, consultant or agent between the Seller and such CMC Entity on a basis which reflects the services rendered to the Seller and such CMC Entity;

(ii) clearly identify its offices as separate and distinct from any space occupied by any other CMC Entity even if such space is leased or subleased from, or is on or near premises occupied by, any other CMC Entity;

(iii) have separate stationery and other business forms (each of which may be computer-generated);

(iv) conduct its business solely in its own name through its duly authorized officers or agents including, without limitation, in all oral and written communications such as letters, invoices, purchase orders, contracts, statements and applications;

(v) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any other CMC Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(vi) at all times maintain at least one Independent Director;

(vii) maintain its Organic Documents in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify such Organic Document in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 5.1(i); and (B) it provides for the notice, the Seller certification and the Administrative Agent’s written acknowledgement specified in Section 5.1(b)(vi) hereof;

(viii) ensure that all corporate actions with respect to (A) the filing for any petition of bankruptcy of the Seller and (B) the merger, consolidation, dissolution or liquidation of the Seller are duly authorized by unanimous vote of its directors (including the Independent Director);

(ix) maintain complete and correct books and records of account and minutes of meetings and other proceedings of its shareholder(s) and directors;

(x) maintain its certificate of incorporation and by-laws in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Organic Documents in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 5.1(i);

(xi) maintain its financial, corporate and other books and records separate from those of any other CMC Entity;

(xii) prepare its financial statements separately from those of other CMC Entities and insure that any consolidated financial statements of any other CMC Entity that include the Seller have detailed notes clearly stating that the Seller is a separate corporate entity;

(xiii) maintain bank account(s) that are separate from those of any other CMC Entity and, except as permitted in the Transaction Documents, not commingle funds or other assets of the Seller with those of any other CMC Entity;

(xiv) except as permitted herein, pay operating expenses and liabilities from its own funds and not permit any other CMC Entity to pay any of the Seller’s operating expenses or liabilities (except pursuant to allocation arrangements that comply with the requirements of clause (ii) above);

(xv) maintain adequate capitalization in light of its business and purpose and in any event maintain at all times the Required Capital Condition and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause such Required Capital Condition to cease to be so maintained;

(xvi) not hold itself out or permit itself to be held out as having agreed to pay or as being liable for the debts of any other CMC Entity nor will it hold any other CMC Entity out or permit any other CMC Entity to be held out as having agreed to pay or as being liable for the debts of the Seller nor will it fail to correct any known misrepresentation with respect to the foregoing;

(xvii) not operate or purport to operate as an integrated, single economic unit with one or more of the other CMC Entities;

(xviii) not seek or obtain credit or incur any obligation to any third party based upon the assets of one or more of the other CMC Entities or induce any such third party to reasonably rely on the creditworthiness of one or more of the other CMC Entities;

(xix) not guaranty or otherwise become liable with respect to indebtedness of any other CMC Entity nor permit guaranties or liability by any other CMC Entity of the indebtedness of the Seller (except as contemplated by the Performance Undertaking and this Agreement);

(xx) maintain an arm’s-length relationship with each other CMC Entity, including, without limitation, payment of an arm’s-length servicing fee for any receivables-servicing functions performed by any other CMC Entity on behalf of the Seller;

(xxi) not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other CMC Entity; and

(xxii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Haynes and Boone, LLP, as counsel for the Seller Parties, in connection with the closing or initial purchase under the Sale Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Lock-Box Bank into a Lock-Box Account and (2) each Lock-Box and Lock-Box Account to be subject at all times to a Lock-Box Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to a Lock-Box Bank and deposited into a Lock-Box Account within one (1) Business Day following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Purchasers, subject to the Servicer’s rights under Section 6.2(c).

(k) Taxes. Such Seller Party will file all federal and all other material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of Excluded Taxes.

(l) Insurance. The Seller will maintain in effect, or cause to be maintained in effect, at the Seller’s own expense, such casualty and liability insurance as the Seller shall deem appropriate in its good faith business judgment.

(m) Payment to Originators. With respect to any Receivable purchased by the Seller from an Originator, such purchase shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

(n) Use of Proceeds. The Seller will not use the proceeds of the Purchases for any purpose other than paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Intercompany Note (as defined in the Receivables Sale Agreement) to the extent permitted thereunder and under the Receivables Sale Agreement, paying the Servicing Fee and its other ordinary and necessary operating expenses when and as due, and making Restricted Junior Payments to the extent permitted under this Agreement. The Seller will not, and will not permit any of its directors, officers, employees and agents to, use the proceeds of the Purchases for the purpose of (A) offering, paying, promising to pay, or authorizing of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.

(o) OFAC Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws. The Seller will implement and maintain in effect policies and procedures reasonably designed to ensure compliance with applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, in each case in jurisdictions in which Seller is domiciled or conducts business.

Section 5.2. Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a) Name Change, Offices and Records. The Seller will not change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by the Administrative Agent or any Purchaser in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 6.2(b), such Seller Party will not add or terminate any bank as a Lock-Box Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Lock-Box Account, unless the Administrative Agent shall have received, at least twenty (20) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Lock-Box Bank or a Lock-Box Account or Lock-Box, an executed Lock-Box Agreement with respect to the new Lock-Box Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box Account that is subject to a fully-executed and effective Lock-Box Agreement.

(c) Modifications to Contracts and Credit and Collection Policy. No Seller Party will, and no Seller Party will permit any Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to materially decrease the credit quality of any newly created Receivables or materially adversely affect the collectability of the Receivables. Except as provided in Section 6.2(d), no Seller Party will, or will permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any terms of any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Other than the ownership and security interests contemplated by the Transaction Documents, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Lock-Box Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent for the benefit of the Purchasers provided for herein), and the Seller will defend the right, title and interest of the Administrative Agent for the benefit of the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or any Originator.

(e) Termination of Sale Agreement. Except as otherwise permitted under Section 7.1(k), the Seller will not terminate the Sale Agreement or send any termination notice to any Material Originator in respect thereof, without the prior written consent of each of the Purchasers.

(f) Restricted Junior Payments. After the occurrence and during the continuance of any Amortization Event, the Seller will not make any Restricted Junior Payment while any Aggregate Unpaids remain outstanding.

(g) Seller Indebtedness. Except as contemplated by the Transaction Documents, the Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(h) Prohibition on Additional Negative Pledges. The Seller will not (and will not authorize any Originator to) enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Purchased Assets except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

(i) ERISA. Servicer shall not, and will not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect, (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA or (c) withdraw from any Multiemployer Plan or permit any Pension Plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of Servicer or any Subsidiary pursuant to Section 4068 of ERISA.

ARTICLE VI.

ADMINISTRATION AND COLLECTION

Section 6.1. Designation of the Servicer.

(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 6.1. CMC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. At any time after the occurrence and during the continuance of an Amortization Event, the Required Purchasers may at any time designate as the Servicer any Person to succeed CMC or any successor Servicer.

(b) CMC may delegate to the Originators, as sub-Servicers of the Servicer, certain of its duties and responsibilities as the Servicer hereunder in respect of the Receivables originated by such Originators. Without the prior written consent of the Purchasers, the Servicer shall not be permitted to delegate any of its duties or responsibilities as the Servicer to any Person other than (i) the other Originators, and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. The Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by CMC. If at any time following the occurrence of an Amortization Event, the Required Purchasers, acting jointly, shall designate as the Servicer any Person other than CMC, all duties and responsibilities theretofore delegated by CMC to the Seller or any Originator may, at the discretion of such Required Purchasers, be terminated forthwith on notice given by the Required Purchasers to CMC and to the Seller with a copy to the Administrative Agent other Purchasers.

(c) Notwithstanding the foregoing subsection (b), (i) the Servicer shall be and remain primarily liable to the Investor Parties for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Investor Parties shall be entitled to deal exclusively with the Servicer in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Investor Parties shall not be required to give notice, demand or other communication to any Person other than the Servicer in order for communication to the Servicer and its sub-Servicer or other delegate with respect thereto to be accomplished. The Servicer, at all times that it is the Servicer, shall be responsible for providing any sub-Servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 6.2. Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of each respective Originator.

(b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Lock-Box Account. The Servicer shall cause a Lock-Box Agreement in form reasonably acceptable to the Administrative Agent to be in effect with respect to each Lock-Box and Lock-Box Account. In the case of any remittances received in any Lock-Box or Lock-Box Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Purchased Assets, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Lock-Box Bank a Collection Notice pursuant to Section 6.4 (such date, the “Dominion Date”), the Administrative Agent, on behalf of the Purchasers, may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, the Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c) The Servicer (and from and after the Dominion Date, the Administrative Agent) shall administer the Collections in accordance with the procedures described herein and in Article II. In the event that the instruments and cash being collected in the Lock-Boxes and Lock-Box Accounts that do not constitute Collections exceed 45% of total Collections for each of three (3) consecutive calendar months, the Administrative Agent may notify (and, at the direction of the Required Purchasers, will notify) the Seller Parties to direct such instruments and cash to be paid into lock-boxes and lock-box accounts into which no Collections are flowing, and the Seller Parties to establish such new lock-boxes and lock-box accounts, and to notify the obligors on the applicable receivables to make payments to such new lock-boxes and lock-box accounts, as soon as practicable and in any event within 45 days after receipt of such notice. Subject to the last sentence of this Section 6.2(c), the Servicer shall hold in trust for the account of the Seller and the Investor Parties their respective shares of the Collections in accordance with Article II. Following the occurrence of the Dominion Date, the Servicer shall, upon the request of the Administrative Agent or any Administrator, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Article II to the extent of any accrued and unpaid Aggregate Unpaids, and the requirement to continue such segregation shall continue until such Amortization Event is waived in the sole discretion of the Required Purchasers or until the conditions to further Purchases and Reinvestments set forth in Section 4.2 are satisfied. Subject to Section 2.2, at all times while the Servicer is required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer. Notwithstanding anything in this Agreement to the contrary, for so long as the Administrative Agent or any Administrator is not permitted to and has not requested the segregation of Collections in accordance with this Section 6.2(c) and CMC or one of its Affiliates is the Servicer, the Servicer may process Collections as a part of a central cash management system maintained by CMC and its Affiliates, which system shall include written records (which may be electronic) of all debits and credits attributable to the Seller and its Receivables and all other participants in such system and, prior to the Dominion Date, such funds may be commingled with other funds of CMC and its Affiliates.

(d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Investor Parties under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during continuation of an Amortization Event, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e) The Servicer shall hold in trust for the Seller and the Investor Parties all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, following the occurrence of an Amortization Event that is continuing (provided such Amortization Event is not, in the sole discretion of the applicable Investor Parties, waived in accordance with this Agreement, none of the Investor Parties shall be required to grant any such waiver), as soon as practicable upon demand of the Administrative Agent, deliver or make available to the

Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, one (1) Business Day following receipt thereof turn over (A) to the Seller any cash collections or other cash proceeds in accordance with Article II and (B) to the applicable Person any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of the Administrative Agent or any Administrator, furnish to the Administrative Agent (promptly after any such request) (who will promptly deliver a copy to the Purchasers) a calculation of the amounts set aside for the Investor Parties pursuant to Article II.

(f) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or the Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3. Lock-Box Accounts. Pursuant to the Sale Agreement, the applicable Originator has granted to the Seller a security interest in, among other things, each Lock-Box Account. The Seller hereby assigns its security interest in each Lock-Box Account to the Administrative Agent, for the benefit of the Investor Parties. Subject to the terms of the applicable Lock-Box Agreement, the Administrative Agent has been given “control” (within the meaning of the UCC) over each Lock-Box Account. The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled after the occurrence of an Amortization Event to (a) endorse the Seller’s name on checks and other instruments representing Collections, (b) enforce the Receivables, the related Contracts and the Related Security and (c) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller.

Section 6.4. Collection Notices. The Administrative Agent is authorized to date and to deliver to the Lock-Box Banks the Collection Notices (i) upon the occurrence and during the continuance of an Amortization Event or (ii) upon not less than five (5) Business Days’ prior written notice to the Seller Parties if deemed necessary or advisable in the reasonable judgment of the Administrative Agent or the Required Purchasers following a material adverse change in financial condition or circumstances of the Seller or the Performance Guarantor at any time that Excess Availability is less than $20,000,000 (it being understood that (a) if Excess Availability of at least $20,000,000 is restored before the Administrative Agent delivers any Collection Notice, the Administrative Agent shall not be allowed to deliver any Collection Notices unless and until Excess Availability falls below $20,000,000 again, and (b) no further prior notice to the Seller Parties shall be required to deliver such Collection Notice). Subject to the terms of the applicable Lock-Box Agreement, the Seller has transferred to the Administrative Agent for the benefit of the Investor Parties, effective when the Administrative Agent delivers such notice, exclusive “control” over each Lock-Box and related Lock-Box Accounts. In case any authorized signatory of the Seller whose signature appears on a Lock-Box Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (x) at any time after delivery of the Collection Notices, to endorse the Seller’s name on checks and other instruments representing Collections, (y) at any time after an Amortization Event hereunder has occurred and is continuing, to enforce the Receivables, the related Contracts and the Related Security, and (z) at any time after an Amortization Event hereunder has occurred and is continuing, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller.

Section 6.5. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the exercise by any of the Investor Parties of their rights hereunder shall not release the Servicer, any Originator or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Investor Parties shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

Section 6.6. Reports.

(a) On each Interim Reporting Date (if any), the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Purchasers an Interim Report in the form of Exhibit VIII hereto (appropriately completed and executed).

(b) On each Monthly Reporting Date, the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Purchasers, a Monthly Report for the calendar month then most recently ended in the form of Exhibit IX hereto (appropriately completed and executed).

(c) At such times as any Purchaser shall reasonably request, the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) two (2) Business Days after such request to the Purchasers a listing by Obligor of all Receivables together with an aging of such Receivables.

Section 6.7. Servicing Fees. In consideration of CMC’s agreement to act as the Servicer hereunder, so long as CMC shall continue to perform as the Servicer hereunder, CMC shall be paid a fee (the “Servicing Fee”) on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, equal to 1.0% per annum of the average aggregate Outstanding Balance of all Receivables during such period. At any time while the Servicer is not an Affiliate of the Seller, the Servicing Fee shall be computed at such rate per annum as the Required Purchasers, the Seller and the substitute Servicer may mutually agree.

ARTICLE VII.

AMORTIZATION EVENTS

Section 7.1. Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a) (i) Any Seller Party shall fail to make any payment or deposit of Capital required to be paid or deposited for the benefit of any Investor Party under any Transaction Document and such failure under this clause (i) continues for one (1) Business Day after the date when the same was required to be made; or (ii) any Seller Party shall fail to make any payment or deposit of any other amount required to be paid to or for the benefit of any Investor Party or Indemnified Party under this Agreement or any other Transaction Document to which it is a party and such failure under this clause (ii) continues for three (3) Business Days after the date when the same was required to be made.

(b) Any Seller Party shall fail to perform or observe any covenant contained in any provision of Section 5.1(b)(vi), Section 5.1(i)(vi), Section 5.2, Section 6.2(c) or Section 6.6 (and, (i) in the case of Section 6.6 only, such failure continues for two (2) Business Days after the date when the same was required to be performed and (ii) in the case of Section 5.1(b)(vi) and Section 5.1(i)(vi) only, such failure continues for ten (10) Business Days after the date when the same was required to be performed).

(c) Any Seller Party shall fail to perform or observe any other covenant, agreement or other obligation hereunder (other than as referred to in another paragraph of this Section 7.1) or any other Transaction Document to which it is a party and such failure shall continue for thirty (30) consecutive days following the earlier to occur of (i) notice from any Investor Party of such non-performance or non-observance, or (ii) the date on which an Authorized Officer of such Seller Party otherwise becomes aware of such non-performance or non-observance.

(d) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document required to be delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made in any material respect; provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold; provided further that in the case of Section 3.1(v) only, such failure continues for one (1) Business Day after the date when the representation, warranty, certification or statement was required to be made.

(e) [Intentionally Reserved].

(f) (i) The Seller shall fail to pay any principal of or premium or interest on any of its Indebtedness (other than Indebtedness under this Agreement) which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(ii) Performance Guarantor or any Originator shall fail to pay any principal of or premium or interest on any of its Material Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

(g) (i) Any Seller Party, any Originator or any other Material Subsidiary shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors;

(ii) any proceeding shall be instituted by the Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property;

(iii) any proceeding shall be instituted against the Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, unless such proceeding is consented to or acquiesced in by the Seller, such proceeding of the type described in this clause (iii) remains undismissed, unvacated or unstayed for a period of sixty (60) days;

(iv) (A) any proceeding shall be instituted by Performance Guarantor, Servicer, any Originator or any Material Subsidiary (other than the Seller) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (B) any proceeding shall be instituted against any Performance Guarantor, Servicer, any Originator or any Material Subsidiary (other than the Seller) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, unless such proceeding is consented to or acquiesced in by Performance Guarantor, Servicer, such Originator or such Material Subsidiary, such proceeding of the type described in this clause (B) remains undismissed, unvacated or unstayed for a period of sixty (60) days; or

(v) Any Seller Party, any Originator or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth in clauses (i), (ii) or (iv) above in this subsection (g).

(h) As at the end of any calendar month:

(i) the average of the Delinquency Ratios for the three months then most recently ended shall exceed 5.00%;

(ii) the average of the Default Ratios for the three months then most recently ended shall exceed 4.00%; or

(iii) the average of the Dilution Ratios for the three months then most recently ended shall exceed 8.00%.

(i) A Change of Control shall occur.

(j) (i) One or more final judgments for the payment of money in an amount of $16,750 or more, individually or in the aggregate, shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against Performance Guarantor, Servicer or any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(k) Either (i) the “Termination Date” under and as defined in the Sale Agreement shall occur with respect to any Material Originator or (ii) any Material Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Sale Agreement.

(l) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

(m) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller, or any Originator shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Lock-Box Accounts.

(n) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Security and such lien shall not have been released within ten (10) Business Days.

(o) The PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with respect to any of the Receivables or Related Security and such lien shall not have been released within ten (10) Business Days; or any of the following events shall occur with respect to any Pension Plan: (i) the institution of any steps by Performance Guarantor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Performance Guarantor or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $25,000,000; of (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA.

(p) The Interest Coverage Ratio shall be less than 2.50 to 1.00 at any time.

(q) The Debt to Capitalization Ratio shall be greater than 0.60 to 1.00 at any time.

(r) Any Subsidiary Originator shall commence or institute any lawsuit or similar proceeding seeking to collect payment under the applicable Subordinated Note.

Section 7.2. Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of the Required Purchasers, shall, take any of the following actions: (i) replace the Person then acting as the Servicer, (ii) upon notice to the Seller Parties, declare the Amortization Date to have occurred, whereupon the Commitments shall terminate and the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(g)(ii) or (iii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Commitments shall automatically terminate and the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, and (iii) notify Obligors of the Administrative Agent’s and other Investor Parties’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the Investor Parties otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1. Indemnities by the Seller.

(a) Without limiting any other rights that the Investor Parties may have hereunder or under applicable law, the Seller hereby agrees to indemnify (and pay, within 30 days after receipt of a reasonably detailed invoice) each Investor Party and each of the respective assigns, officers, directors, agents and employees of such Investor Party (each of the foregoing, an “Indemnified Party”), from and against any and all damages, losses, claims, liabilities, costs, reasonable expenses, penalties and for all other amounts payable, including reasonable fees and disbursements of outside counsel (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by such Indemnified Party arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by such Investor Party or other Funding Source of an interest in the Purchased Assets or the use of the proceeds therefrom excluding, however, in all of the foregoing instances:

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence, willful misconduct or fraud on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) Taxes (which shall be governed by Sections 8.3 and 8.5);

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or limit the recourse of the Investor Parties to the Seller for amounts otherwise specifically provided to be paid by the Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller) relating to or resulting from:

(1) any representation or warranty made by any Seller Party, the Performance Guarantor or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(2) the failure by any Seller Party or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(3) any failure of any Seller Party, any Originator or the Performance Guarantor to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;

(4) any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(5) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(6) the commingling of Collections of Receivables at any time with other funds;

(7) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Investment, the ownership of the Purchased Assets or any Investment therein or any other investigation, litigation or proceeding relating to any Seller Party or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(8) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(9) any Amortization Event described in Section 7.1(g);

(10) any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Seller to give reasonably equivalent value to the applicable Originator under the Sale Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(11) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Investor Parties legal and equitable title to, and ownership of, a perfected ownership interest or a first priority perfect security interest in the Purchased Assets, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(12) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, whether on the date hereof or at any subsequent time, except to the extent such failure or delay is caused by the Administrative Agent;

(13) any action or omission by any Seller Party which reduces or impairs the rights of any of the Investor Parties with respect to any Purchased Assets or the value of any Purchased Assets;

(14) any attempt by any Person to void any Investment or the security interest in the Purchased Assets granted hereunder, whether under statutory provision, common law or equitable action; and

(15) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Notwithstanding anything to the contrary in this Agreement, Indemnified Amounts shall not include any amount arising out of any Investor Party’s bearing the Credit Risk of any Obligor to pay amounts lawfully owed in respect of a Purchased Asset.

(b) After receipt by an Indemnified Party of notice of any investigative, administrative or judicial proceeding (collectively, a “Proceeding”) involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, promptly notify the Seller in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Seller shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent (or, in the case of an Indemnified Party that is or is affiliated with a Purchaser, the applicable Purchaser). Upon the Seller’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel, but the Seller shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) the Seller agrees in writing to pay such fees and expenses, (y) the Seller fails to employ counsel reasonably satisfactory to the Administrative Agent (or, in the case of an Indemnified Party that is or is affiliated with a Purchaser, the applicable Purchaser) in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Seller, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Seller; provided, however, that the Seller shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. The Seller shall have the sole authority to settle any claim for monetary damages and, if the Seller chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Seller’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.2. Indemnities by the Servicer. (a) Without limiting any other rights that any of the Investor Parties may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Servicer Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the Servicer’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances:

(A) Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from gross negligence or willful misconduct on the part of an Indemnified Party; and

(B) Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor;

provided, however, that nothing contained in this sentence shall limit the liability of the Servicer or limit the recourse of the Investor Parties to the Servicer for Collections received by the Servicer and required to be remitted by it under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Servicer shall indemnify the Indemnified Parties for Servicer Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Servicer) relating to or resulting from:

(i) any representation or warranty made by the Servicer (or any officers of the Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to the collection of any Receivable or Related Security;

(iii) any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) the commingling by the Servicer of Collections of Receivables or funds or other assets arising therefrom at any time with other funds;

(v) any investigation, litigation or proceeding relating to the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(vi) any Amortization Event of the described in Section 7.1(g) with respect to the Servicer; and

(vii) any action or omission by the Servicer relating to its obligations hereunder which reduces or impairs the rights of the Administrative Agent or the Purchasers with respect to any Receivable or the value of any such Receivable.

(b) After receipt by an Indemnified Party of notice of any Proceedings involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against Servicer hereunder, promptly notify the Servicer in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Servicer shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent (or, in the case of an Indemnified Party that is or is affiliated with any Purchaser, the applicable Purchaser). Upon the Servicer’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but the Servicer shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) the Servicer agrees in writing to pay such fees and expenses, (y) the Servicer fails to employ counsel reasonably satisfactory to the Administrative Agent (or, in the case of an Indemnified Party that is or is affiliated with a Purchaser, the applicable Purchaser) in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Servicer, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Servicer; provided, however, that the Servicer shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. The Servicer shall have the sole authority to settle any claim for monetary damages and, if the Servicer chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Servicer’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.3. Increased Costs and Reduced Return. If any Funding Source shall be charged any fee, expense or increased cost on account of the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy and any accounting principles) or any change after the date hereof in any applicable law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable law, rule or regulation by the Financial Accounting Standards Board or any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (a) that subjects any Funding Source to any Taxes — other than Indemnified Taxes (which are governed by Section 8.5(a)) and Excluded Taxes (which are governed by Section 8.5(b)) — on its Investments, loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) that imposes, modifies or deems applicable any reserve, assessment, insurance or other insurance-related charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended or any commitments to extend credit by a Funding Source pursuant to this Agreement, or (c) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under this Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under this Agreement , or to reduce the amount of any sum received or receivable by a Funding Source under this Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the related Funding Source, the Seller shall pay to such Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted on July 21, 2010 and all requests, rules, guidelines or directives thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued. For the avoidance of doubt, payments under this Section 8.3 in respect of increased taxes shall be without duplication of any Taxes payable pursuant to Section 8.5.

Section 8.4. Other Costs and Expenses. The Seller shall pay to the Administrative Agent, on demand, all reasonable and documented costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement and other transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of external legal counsel for the Administrative Agent with respect thereto and with respect to advising each of the Administrative Agent as to its rights and remedies under the Transaction Documents to which it is a party. The Seller shall pay to the Administrative Agent and the Purchasers, on demand, any and all of their reasonable costs and out-of-pocket expenses, if any, including reasonable and documented external counsel fees and out-of-pocket expenses in connection with (i) any amendments, any waivers or the enforcement of this Agreement and the other documents delivered hereunder and (ii) any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

Section 8.5. Taxes.

(a) Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Seller) requires the deduction or withholding of any Tax from any such payment by the Seller, then the Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.5) the applicable Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written request of the applicable Indemnified Party timely reimburse it for the payment of, any Other Taxes.

(c) The Seller shall indemnify each Indemnified Party, on the first Settlement Date which is at least 45 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.5) payable or paid by such Indemnified Party and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Indemnified Party will promptly notify the Seller of any event of which it has knowledge, which will entitle such Indemnified Party to compensation pursuant to this Section 8.5; provided, however, that failure of any Indemnified Party to demand indemnification for any Taxes shall not constitute a waiver of such right to indemnification, except that the Seller shall not be required to indemnify an Indemnified Party for Taxes under this Section 8.5 unless such Indemnified Party notifies the Seller of such claim no later than 45 days after such Indemnified Party has knowledge of such Taxes being imposed or arising. Any notice claiming compensation under this Section 8.5 shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error.

(d) Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.5, including, subject to applicable law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any material additional costs or imposes material legal or regulatory burdens, nor which, in such Indemnified Party’s reasonable opinion, would have a material adverse effect on its business, operations or financial condition.

(e) If any Indemnified Party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.5 (including by the payment of additional amounts pursuant to this Section 8.5), it shall pay to the Seller an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Indemnified Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Seller, upon the request of such Indemnified Party, shall repay to such Indemnified Party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Indemnified Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the Indemnified Party be required to pay any amount to the Seller pursuant to this clause (e) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Seller or any other Person.

(f) If any Purchaser is entitled to an exemption from or reduction of withholding or backup withholding tax (“Withholding Tax”) with respect to any payments under any Transaction Document, it shall deliver to the Seller and Servicer, on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement and as otherwise prescribed by applicable law or reasonably requested by the Seller, such valid, properly completed and duly executed forms, certificates, and documentation (including Internal Revenue Service Form W-8ECI, W-8BEN-E, W-8IMY or W-9 or successor form of the foregoing), along with any applicable attachments (including, in case of a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate reasonably satisfactory to the Seller to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code), prescribed by applicable law or reasonably requested by the Seller, the Servicer, the Administrative Agent or any Administrator as will permit such payments to be made without or at a reduced rate of withholding. Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller, Servicer and Administrative Agent, in writing of its legal inability to do so. Each Purchaser shall replace or update such forms when necessary to maintain any applicable exemption and as requested by the Administrative Agent, any Purchaser or the Seller, as applicable. Each Purchaser agrees to hold the Administrative Agent, the Servicer and the Seller harmless from any Withholding Taxes relating to payments by the Seller to such Purchaser or such indemnitee arising from such Purchaser’s failure to comply with this Section 8.5(f).

(g) If a payment made to any of the Investor Parties or the Servicer hereunder would be subject to U.S. federal Withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such payee shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with its obligations under FATCA and to determine that such payee has complied with such payee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

Section 9.1. Appointment.

(a) Each Purchaser hereby irrevocably designates and appoints WFB, as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.

(b) The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Purchasers, and neither of the Seller Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article IX (other than as provided in Section 9.9), except that this Article IX shall not affect any obligations which the Administrative Agent, any Administrator or any Purchaser may have to either of the Seller Parties under the other provisions of this Agreement.

(c) In performing its functions and duties hereunder, the Administrative Agent shall act solely as the Administrative Agent of the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Seller Parties or any of their respective successors and assigns.

Section 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 9.2 under or in connection with the Transaction Documents (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers or other agents for any recitals, statements, representations or warranties made by the Seller contained in any Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of the Seller Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of the Seller Parties. This Section 9.3 is intended solely to govern the relationships between the Administrative Agent, on the one hand, and the Purchasers, on the other.

Section 9.4. Reliance by the Investor Parties.

(a) Each of the Investor Parties shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller Parties), independent accountants and other experts selected by such Investor Party. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of each Purchaser (except where another provision of this Agreement specifically authorizes the Administrative Agent to take action based on the instructions of less than all of the Purchasers).

(b) Any action taken by the Administrative Agent in accordance with Section 9.4(a) shall be binding upon all of the Purchasers.

Section 9.5. Notice of Amortization Events. None of the Investor Parties shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless it has received notice from another party hereto referring to this Agreement, stating that an Amortization Event or a Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event. In the event that any of the Investor Parties receives such a notice, it shall promptly give notice thereof to the other Investor Parties. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by any Purchaser.

Section 9.6. Non-Reliance on the Other Investor Parties. Each of the Purchasers expressly acknowledges that neither the Administrative Agent, any Administrator nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Administrator hereafter taken, including, without limitation, any review of the affairs of the Seller Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Administrator. Each of the Purchasers also represents and warrants to the other Investor Parties that it has, independently and without reliance upon any such Person (or any of such Person’s Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller Parties and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon any of the other Investor Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Seller Parties. None of the Investor Parties, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Seller Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.7. Indemnification of Administrative Agent. Each Purchaser agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller Parties and without limiting the obligation of the Seller Parties to do so), ratably in accordance with their respective Percentages or Capital, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not WFB in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

Section 9.8. Administrative Agent in its Individual Capacity. The Administrative Agent in its individual capacity and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller Parties and their Affiliates as though it were not the Administrative Agent or an Administrator, as the case may be, hereunder. With respect to its Investments, if any, the Administrative Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Administrative Agent or an Administrator, as the case may be, and the terms “Purchaser” and “Purchasers” shall include the Administrative Agent in its individual capacity.

Section 9.9. Successor Administrative Agent. The Administrative Agent, upon thirty (30) days’ notice to the Seller Parties and the Purchasers may voluntarily resign and may be removed at any time, with or without cause, by the Purchasers. If the Administrative Agent shall voluntarily resign or be removed as Administrative Agent under this Agreement, then the remaining Purchasers shall jointly appoint a Purchaser to become the successor Administrative Agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent. Upon resignation or replacement of any Administrative Agent in accordance with this Section 9.9, the retiring Administrative Agent shall execute or authorize the filing of such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article VIII and this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 9.10. UCC Filings. Each of the Purchasers hereby expressly recognizes and agrees that the Administrative Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the party entitled to amend, release and terminate the UCC filings under the Sale Agreement in order to perfect their respective interests in the Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the true parties in interest with respect to the Purchased Assets. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX.

ARTICLE X.

ASSIGNMENTS; PARTICIPATIONS

Section 10.1. Assignments; Pledge to Federal Reserve Bank.

(a) (i) Any Purchaser may at any time and from time to time, with the prior written consent of the Administrative Agent (in each case, which consent shall not be unreasonably withheld, denied or delayed), assign to one or more Eligible Assignees (each, an “Assignee Purchaser”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement (an “Assignment Agreement”) executed by such Assignee Purchaser and such selling Purchaser and reasonably acceptable to the Administrative Agent and the Seller; and (ii) so long as no Amortization Event shall have occurred and be continuing, the consent of the Seller (which consent shall not be unreasonably withheld, denied or delayed) shall be required prior to the effectiveness of any such assignment other than to an existing Purchaser. Upon delivery of the executed Assignment Agreement to the Administrative Agent, such selling Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter, upon recordation in the Register, the Assignee Purchaser shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto and thereto, and no further consent or action by the Seller, the Purchasers or the Administrative Agent shall be required. Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement. The Purchasers may not assign all or any part of their rights or obligations under this Agreement other than as permitted by this Section 10.1.

(b) Notwithstanding any other provision of this Agreement to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank located in the United States of America, without notice to or consent of any other party hereto; provided that no such pledge or grant of a security interest shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Seller, shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers and each Purchaser’s interest in this Agreement and the other Transaction Documents pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Seller, the Administrative Agent and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice. The parties intend for the Investments (for federal, state and local income and franchise tax purposes, as set forth in Section 1.12) evidenced by this Agreement to be in registered form for tax purposes.

Section 10.2. Participations. Any Purchaser may, without the consent of any other party to this Agreement (but with notice by such Purchaser to the Administrative Agent and the Seller at least 5 business Days prior to any such sale), in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Commitment (if applicable), its Investments. Notwithstanding any such sale by a Purchaser of a participating interest to a Participant, such Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance of its obligations hereunder, and each of the parties hereto shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. Each Purchaser agrees that any agreement between such Purchaser and any such Participant in respect of such participating interest shall not restrict such Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 12.1(b)(i). Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and such Participant’s interest in the rights and obligations under this Agreement and the other Transaction Documents (the “Participant

Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any rights or obligations under any Transaction Document) to any Person except (i) to the extent that such disclosure is necessary to establish that such rights and obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and (ii) to the Seller upon the reasonable request of the Seller. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 10.3. Replacement of a Purchaser. If (i) the Seller becomes obligated to pay additional amounts to any Purchaser pursuant to Section 8.3 or Section 8.5, (ii) any Purchaser becomes a Defaulting Purchaser, or (iii) any Purchaser does not consent to any matter requiring its consent under Section 12.1 when the Required Purchasers have otherwise consented to such matter, then the Administrative Agent or CMC may, within 90 days thereafter, designate another bank or financial institution meeting the requirements of an Eligible Assignee (or otherwise reasonably acceptable to the Administrative Agent) (such other institution being called a “Replacement Purchaser”) to purchase the Capital of such Purchaser and such Purchaser’s rights hereunder, without recourse to or warranty by, or expense to, such Purchaser, for a purchase price equal to the outstanding Capital and accrued Yield payable to such Purchaser plus any accrued but unpaid fees owed to such Purchaser and any other amounts payable to such Purchaser under this Agreement, and to assume all the obligations of such Purchaser hereunder, all in compliance with Section 10.1; provided, however, that the Administrative Agent shall have the right to consent to any Replacement Purchaser proposed by Seller, which consent shall not be unreasonably withheld or delayed, and, unless an Amortization Event shall have occurred and be continuing, the Seller shall have the right to consent to any Replacement Purchaser selected by the Administrative Agent, which consent shall not be unreasonably withheld or delayed. Upon such purchase and assumption (pursuant to an Assignment Agreement), such Purchaser shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Purchaser prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Seller hereunder, and the Replacement Purchaser shall succeed to the rights and obligations of such Purchaser hereunder.

ARTICLE XI.

GRANT OF SECURITY INTEREST

Section 11.1. Grant of Security Interest. In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, the Seller hereby grants to the Administrative Agent, for the benefit of the Investor Parties, a continuing security interest in all of the Seller’s right, title and interest in, to and under the Purchased Assets, prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids and the performance of all of the Seller’s obligations under the Transaction Documents. The Administrative Agent is hereby authorized to file a financing statement naming the Seller as the debtor and/or the Seller and describing the collateral covered thereby as “all personal property and the proceeds thereof”, “all assets and the proceeds thereof” or words of similar effect. The Investor Parties shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE XII.

MISCELLANEOUS

Section 12.1. Waivers and Amendments.

(a) No failure or delay on the part of any of the Investor Parties in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 12.1(b). This Agreement and the provisions hereof may be amended, supplemented, modified or waived only in a writing signed by the Seller, the Servicer, the Administrative Agent and the Required Purchasers; provided, however, that (i) the Investor Parties may enter into amendments to modify any of the terms or provisions of Article IX of this Agreement without the consent of the Seller or Servicer, provided that such amendment has no negative impact upon the Seller or Servicer, and (ii) without the consent of each Purchaser directly affected thereby, no such amendment supplement, modification or waiver shall (A) extend the Facility Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component of Yield), (C) reduce any fee payable to the Administrative Agent or to or for the benefit of any Purchaser, (D) change the Capital of any Investment, (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 12.1(b), (F) consent to or permit the assignment or transfer by the Seller or Servicer of any of its respective rights and obligations under this Agreement, (G) change the definition of “Commitment” or “Purchased Assets Coverage Percentage” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. Any modification or waiver made in accordance with this Section 12.1 shall be binding upon each of the parties hereto.

Section 12.2. Notices. Except as provided in this Section 12.2, all communications and notices provided for hereunder shall be in writing (including by letter, facsimile, electronic mail or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile or electronic mail, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 12.2. The Seller hereby authorizes each of the Investor Parties to effect Investments based on telephonic notices made by any Person whom such Investor Party in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Purchasers a written confirmation of each telephonic notice signed by an Authorized Officer of the Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by any of the Investor Parties, the records of the Administrative Agent shall govern absent manifest error.

Section 12.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.3 or 8.4) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4. Protection of Ownership and Security Interests.

(a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent or any Administrator may reasonably request, to perfect, protect or more fully evidence the Administrative Agent’s (on behalf of the Investor Parties) ownership of or security interest in the Purchased Assets, or to enable the Investor Parties to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct the Seller or the Servicer to, notify the Obligors of Receivables, at the Seller’s expense, of the ownership or security interests of Investor Parties under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. The Seller or the Servicer (as applicable) shall, at any Investor Party’s request, withhold the identity of such Investor Party in any such notification.

(b) If any Seller Party fails to perform any of its obligations hereunder, any Investor Party may (but shall not be required to) perform, or cause performance of, such obligations, and such Investor Party’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 8.4. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of the Seller as debtor (if required) and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the ownership or security interest of the Investor Parties in the Purchased Assets, including, financing statements describing as the collateral covered thereby “all of debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Purchased Assets described in this Agreement and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 12.5. Confidentiality.

(a) Each of the parties hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter, the Administrative Agent’s Fee Letter and the other nonpublic, confidential or proprietary information with respect to the Originators, the Seller Parties, the Funding Sources and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its directors, officers and employees may disclose such information (i) to such party’s external accountants, attorneys, investors, potential investors and credit enhancers and the agents or advisors of such Persons, and (ii) as required by any applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party (including, without limitation, the filing of this Agreement with the SEC as an exhibit to an annual or quarterly report under the Securities Exchange Act of 1934); and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it and any Originator (i) to each of the Funding Sources, (ii) to any prospective or actual assignee or participant of any of the Funding Sources, (iii) to a nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction), and (iv) to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided each such Person is advised of the confidential nature of such information and (except in the case of a Person described in clauses (iii) and (iv) above) agrees to be bound by the provisions of this Section 12.5. In addition, each of the Investor Parties may (A) disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), and (B) disclose the existence and principal terms of this Agreement and the other Transaction Documents (including the type and size of the transaction, the company logo, names and respective roles of the Seller, the Servicer, the Administrative Agent and the Purchasers in connection therewith) for the purpose of conducting and marketing their respective businesses.

Section 12.6. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any of the Investor Parties, no claim may be made by any Seller Party or any other Person against any of the Investor Parties or its respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 12.7. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE ADMINISTRATIVE AGENT’S SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 12.8. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY OF THE PARTIES TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY PARTY AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY PARTY HERETO INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

Section 12.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 12.10. Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article VIII, and Sections 12.6 through and including 12.9 shall be continuing and shall survive any termination of this Agreement.

Section 12.11. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 12.12. PATRIOT Act. Each Investor Party that is subject to the requirements of the Patriot Act hereby notifies the Seller and the Servicer that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Seller Parties, the Originators and their respective Subsidiaries, which information includes the name and address of the Seller Parties, the Originators their respective Subsidiaries and other information that will allow such Purchasers to identify such parties in accordance with the Patriot Act.

Section 12.13. Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any Fees or any other obligations) of any Seller Party contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of any Seller Party by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller Parties contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company obligations of the Seller Parties, and that no personal liability whatsoever shall attach to or be incurred by the Seller Parties, or any incorporator or organizer, stockholder, affiliate, officer, partner, member, manager, employee or director thereof under or by reason of any of the obligations, covenants or agreements of the Seller Parties contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom. By way of clarification, the foregoing sentence shall not limit recourse to any Seller Party for its respective obligations under this Agreement.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CMC RECEIVABLES, INC., AS THE SELLER

By:

Name:

Title:

Address for Notices:

6565 N. MacArthur Blvd., Suite 844a

Irving, TX 75039

Attn:     Treasurer

Email:  Matthew.McClellan@cmc.com

Phone: (972) 308-4724

COMMERCIAL METALS COMPANY, AS THE SERVICER

By:

Name:

Title:

Address for Notices:

6565 N. MacArthur Blvd., Suite 800

Irving, TX 75039

Attn:     Treasurer

Email:  Matthew.McClellan@cmc.com

Phone: (972) 308-4724

S-1

WELLS FARGO BANK, N.A.,

INDIVIDUALLY AS A PURCHASER AND AS ADMINISTRATIVE AGENT

By:

Name:

Title:

Address for Notices:

Wells Fargo Bank, N.A.

1100 Abernathy Road, N.E., Suite 1600

Atlanta, GA 30328-5657

Attention: Michaela Rankins

Email:      WFCFReceivablesSecuritizationAtlanta@wellsfargo.com; Michaela.

                 rankins@wellsfargo.com

Phone: (770) 508-1320

S-2

TRUIST BANK, AS A PURCHASER

By:

Name:

Title:

Address for Notices:

Truist Bank

Mail Code GA-ATL-3950

3333 Peachtree Road NE

10th Floor East

Atlanta, GA 30326

Attention: Jason Meyer

Phone: (404)-926-5505

Email: Jason.Meyer@Truist.com, STRH.AFG@SunTrust.com;

   If funding-related please include: Agency.Services@Truist.com

S-3

EXHIBIT I

DEFINITIONS

Capitalized terms used and not otherwise defined herein, are used with the meanings attributed thereto in Agreement or, if not defined therein, in the Sale Agreement.

Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than the Seller) shall be deemed to include such Person’s successors and assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to “Article,” “Section,” “paragraph,” “Exhibit,” “Schedule” and “Appendix” are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word “or” shall not be exclusive.

Each reference to this Agreement, any other Transaction Document, or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. References to “writing” include electronic mail, facsimile transmission, printing, typing, lithography and other means of reproducing words in a tangible visible form including computer-generated information accessible in tangible visible form. References to “written” include printed, typed, lithographed and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

All terms used in Article 9 of the UCC and not specifically defined in this Agreement shall be defined herein and in the Transaction Documents as such terms are defined in the UCC as in effect in the State of New York.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing CMC’s and its Subsidiaries’ audited consolidated financial statements for the fiscal year ended August 31, 2020, except as otherwise specifically prescribed herein.

Exhibit I-1

If at any time any change in GAAP (including the adoption of International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either CMC or the Required Purchasers shall so request, the Investor Parties and CMC shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Purchasers); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) CMC shall provide to the Investor Parties financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of CMC dated August 31, 2019 for all purposes of this Agreement notwithstanding any change in GAAP related thereto.

Any financial ratio required to be maintained in Section 7.1(p) or Section 7.1(q) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearer number).

For purposes of determining any ratio or making financial calculations hereunder that include a reference to one or more months in such determination, such reference shall be deemed a reference to a calendar month.

Unless otherwise expressly provided herein, any period of time ending on a day which is not a Business Day shall end on the next succeeding Business Day, and any notice or report which is not received by the time specified in this Agreement, shall be deemed to have been received on the next Business Day. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Adverse Claim” means a Lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent’s Account” means account no. [***], or any other account or accounts as the Administrative Agent may indicate from time to time.

Exhibit I-2

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by Contract or otherwise.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Investments outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.4(a).

“Aggregate Unpaids” means, at any time, the sum of the Aggregate Capital and all Required Amounts.

“Agreement” means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the sum of (a) the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate, plus (b) the Applicable Margin. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

“Amortization Date” means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 7.1(g)(ii) or (iii) or the actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, (b) the Business Day specified in a written notice from the Administrative Agent or any Purchaser following the occurrence and during continuation of any other Amortization Event, and (c) the date which is five (5) Business Days after the Administrative Agent’s receipt of written notice from the Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Section 7.1.

“Anti-Corruption Laws” has the meaning specified in the Sale Agreement.

“Anti-Money Laundering Laws” has the meaning specified in the Sale Agreement.

“Applicable Margin” has the meaning set forth in the Fee Letter.

“Assignee Purchaser” has the meaning set forth in Section 10.1.

“Assignment Agreement” has the meaning set forth in Section 10.1.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

Exhibit I-3

“Authorized Officer” means, with respect to any Person, its chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Business Day” means (i) any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and (ii) if the applicable Business Day relates to any computation or payment to be made with respect to the LMIR, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Calculation Period” means a calendar month.

“Capital” means, with respect to any Purchaser, the aggregate amount paid to (or for the benefit of) the Seller in respect of Investments by such Purchaser, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 2.1(d) of the Agreement; provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or hereafter issued.

“Capital Settlement Date” means the first Business Day after any Settlement Report revealing an Investment Excess is delivered.

“Capital Lease” means, as of any date, any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

“Capitalized Rentals” means, for any Person and as of any date of any determination, the amount at which the aggregate Rentals due and to become due under all Capital Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

“Cash Purchase Price” means, for any Investment, the aggregate amount of cash requested to be paid to the Seller for such Investment.

“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Administrative Agent regarding beneficial ownership of the Seller as required by the Beneficial Ownership Rule.

“Change of Control” means:

Exhibit I-4

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Voting Stock of such Person;

(b) during any period of 12 consecutive calendar months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise (including, without limitation, through the acquisition of securities convertible into Voting Stock of CMC), or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of CMC;

(e) any Material Originator ceases to be a wholly-owned Subsidiary of CMC; or

(f) CMC ceases to own directly at least 99% of the outstanding Voting Stock of the Seller.

“Charged-Off Receivable” means a Receivable: (a) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(g) (as if references to any Seller Party therein refer to such Obligor); (b) as to which the Obligor thereof, if a natural person, is deceased, (c) which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible, or (d) which has been identified by the Seller as uncollectible.

“Closing Date” means April 5, 2011.

“CMC” has the meaning set forth in the preamble to this Agreement.

Exhibit I-5

“Collection Notice” means, with respect to a Lock-Box Agreement, a notice given by the Administrative Agent to the related Lock-Box Bank in substantially the form attached to such Lock-Box Agreement or otherwise pursuant to which the Administrative Agent exercises its right to direct the disposition of funds on deposit in the Lock-Box Account in accordance with such Lock-Box Agreement.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof, and all cash proceeds of Related Security with respect to such Receivable.

“Commitment” means, for each Purchaser, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Investments in an amount not to exceed in the aggregate, the amount set forth opposite such Purchaser’s name on Schedule A to this Agreement or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in accordance with the terms hereof.

“Concentration Limit” means, at any time:

(a) in relation to all Earned but Unbilled Receivables so long as they have not remained unbilled 45 or more days after they are earned, 15% of total billed Receivables as of the last day of the prior Calculation Period,

(b) with respect to the aggregate Outstanding Balance of Eligible Receivables owing from the 4 Largest NR/NIG Obligors and their Affiliated Obligors, 13.0% of the Outstanding Balance of all Eligible Receivables, and

(c) in relation to the aggregate Outstanding Balance of Receivables owed by any other single Obligor and its Affiliated Obligors (if any), the applicable concentration limit shall be determined as follows for Obligors who have a non-credit-enhanced, senior unsecured long-term debt rating currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent short term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

Exhibit I-6

Concentration Limit Level	S&P Short- Term Rating (if no long- term rating is available)	Moody’s Short-Term Rating (if no long-term rating is available)	S&P Rating Long-Term Rating	Moody’s Long-Term Rating	Allowable % of Eligible Receivables
1	A-1+	P-1	AA or better	Aa2 or better	12.50%
2	A-1	P-1	≥ A	≥ A2	10.00%
3	A-2	P-2	≥ BBB	≥ Baa2	8.00%
4	A-3	P-3	BBB-	Baa3	6.00%
5	Below A-3 or Not Rated by S&P	Below P-3 or Not Rated by Moody’s	Below BBB- or Not Rated by S&P	Below Baa3 or Not Rated by Moody’s	3.25%

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the higher of the two (if there is only one rating level difference), one rating below the higher rating (if there are two rating levels difference), and one rating above the lower of the two (if there are more than two rating levels difference), (ii) if any Obligor is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be the one set forth in the last line of the table above, (iii) if any Obligor does not have any rating, concentration limit level 5 shall apply and (iv) subject to the sole discretion of all Purchasers and/or an increase in the Required Reserve Factor Floor, upon the Seller’s request from time to time, all of the Purchasers may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Purchaser upon not less than five (5) Business Days’ written notice to the Seller and the Administrative Agent.

“Consolidated EBITDA” means Consolidated Net Income plus, without duplication and to the extent deducted in determining Consolidated Net Income, (a) interest expense, (b) income taxes, and (c) depreciation and amortization expense, which will include any non-recurring, non-cash write-offs, impairments, or other charges on any asset that otherwise in the normal course would have been depreciated or amortized over its useful life including any write-off of good will, in each case of the Performance Guarantor and its Subsidiaries and computed on a consolidated basis and in accordance with GAAP.

“Consolidated Funded Debt” means all Funded Debt of the Performance Guarantor and its consolidated Subsidiaries, determined on a consolidated basis and eliminating intercompany items.

“Consolidated Interest Expense” means interest expense of the Performance Guarantor and its consolidated Subsidiaries, computed on a consolidated basis and in accordance with GAAP.

Exhibit I-7

“Consolidated Net Income” means, for any period, for the Performance Guarantor and its consolidated Subsidiaries computed on a consolidated basis in accordance with GAAP, the net income of the Performance Guarantor and its Subsidiaries.

“Consolidated Net Worth” means the total shareholders’ equity of the Performance Guarantor and its consolidated Subsidiaries, calculated in accordance with GAAP and reflected on the most recent balance sheet of the Performance Guarantor.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Contract Year” means each period beginning on the Closing Date or any anniversary thereof prior to the Final Payout Date and ending on March 31st of the succeeding year.

“Controlled Group” means the Servicer, the Guarantors (as defined in the Senior Credit Agreement) and any Person that for purposes of Title IV of ERISA is a member of the controlled group of or under common control (within the meaning of Section 414 of the Internal Revenue Code) with the Servicer or any such Guarantor.

“Credit and Collection Policy” means the Originators’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

“Credit Risk” means credit losses on Purchased Assets incurred by any Investor Party as a result of the risk of bankruptcy, insolvency, other financial or credit condition resulting in an inability to pay in respect of an Obligor.

“Cut-Off Date” means for any Monthly Report or monthly computation, the last day of each Calculation Period, and for any Interim Report or related computation, the last day of the period covered by such Interim Report, as applicable.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Debt to Capitalization Ratio” means, as of any date of determination, for the Performance Guarantor and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Debt as of such date to (b) Total Capitalization as of such date.

“Deemed Collections” means the aggregate of all amounts the Seller shall have been deemed to have received as a Collection of a Receivable. The Seller shall be deemed to have received a Collection of a Receivable if any Dilution occurs with respect to such Receivable. The amount of the Collection which the Seller shall be deemed to have received shall equal, in the case of clauses (a)-(d) of the definition of “Dilution,” the amount by which the Outstanding Balance of such Receivable was reduced as a result thereof and, in the case of clause (e) of the definition of “Dilution,” the Outstanding Balance of such Receivable.

Exhibit I-8

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators, during the last three months ending on such Cut-Off Date (or such other period as the Administrative Agent may determine based on a Review), by (ii) the Net Pool Balance as of such Cut-off Date.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Receivables, which became Defaulted Receivables during the month that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the month occurring three months prior to the month ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable: (a) as to which the Obligor thereof has suffered an event of bankruptcy; (b) which, consistent with the Credit and Collection Policy, should be written off as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for more than 60 days past due.

“Defaulting Purchaser” has the meaning specified in Section 1.13.

“Delinquency Ratio” means, at any time, a percentage equal to (a) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (b) the aggregate outstanding principal balance of all Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days or more from the due date.

“Designated Funding Office” has the meaning specified in Section1.13.

“Dilution” means the amount of any reduction or cancellation of the outstanding principal balance of a Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, or (e) any misrepresentation.

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the month ending on such Cut-Off Date plus 50% of the aggregate sales generated by the Originators during the month which is one month prior to the month ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date, or, in each case, a longer period if it is determined during the most recently completed field examination that the average lag between the issuance of credit memoranda and the date of the related invoice is longer than 45 days.

Exhibit I-9

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in outstanding principal balances of Receivables due to Dilution during the month ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the month ending two months prior to the month ending on such Cut-Off Date.

“Dilution Reserve” means, for any month, the product (expressed as a percentage) of: (a) the sum of (i) 2.00 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means, at any time, the product (expressed as a percentage) of (i) the difference between (a) the highest monthly rolling average Dilution Ratio over the 12 month period then most recently ended and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Dollar” or “$” means lawful money of the United States.

“Dominion Date” has the meaning specified in Section 6.4(b).

“Earned but Unbilled Receivable” means a Receivable which meets the criteria for an Eligible Receivable but which is not yet evidenced by a final invoice.

“Eligible Assignee” means any bank or other financial institution organized under the laws of the United States or a political subdivision thereof having a combined capital and surplus of at least $250,000,000.

“Eligible Receivable” means a Receivable:

(a) the Obligor of which (i) is not an Affiliate of any Originator or Performance Guarantor; (ii) is not a government or a governmental subdivision or agency (unless the Assignment of Claims Act of 1940, as amended, has been complied with); and (iii) is not a Sanctioned Person,

(b) which is not a Delinquent Receivable or Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

(c) which by its terms is due and payable within 90 days of the original billing date therefor, or such later date as may be reasonably agreed to by the Purchasers, provided, however, in no event will cash on delivery (C.O.D.) or cash in advance (C.I.A.) Receivables be Eligible Receivables,

(d) which is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions,

Exhibit I-10

(e) which is denominated and payable only in United States dollars in the United States and is not an Excess Foreign Receivable,

(f) which arises under a Contract, invoice or other written contractual obligation which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

(g) which arises under a Contract (whether or not constituting an invoice) or other written contractual obligation that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(h) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(i) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

(j) which was generated in the ordinary course of the applicable Originator’s business,

(k) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person that is not an Originator (in whole or in part),

(l) which is not subject to (A) any right of rescission or set-off, or (B) any currently asserted counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Adverse Claim of the applicable Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the Originator rather than against an affiliate of such Originator), and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective, rejected or returned goods in accordance with the terms of the Contract); provided, however, that (1) if such rescission, set-off, counterclaim, defense or repurchase right affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor) would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable) and (2) Receivables of any Obligor which has any accounts payable from the applicable Originator (thus giving rise to a potential offset against such Obligor’s Receivables) may be treated as Eligible Receivable to the extent that such Obligor has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivable shall not be subject to such offset,

Exhibit I-11

(m) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(n) as to which all right, title and interest to and in which has been validly transferred by the applicable Originator directly or indirectly to the Seller pursuant to the Sale Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim (other than pursuant to the Transaction Documents), and

(o) is required to be paid into a Lock-Box or Lock-Box Account that is the subject to a Lock-Box Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Performance Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Performance Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Performance Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 421 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Performance Guarantor or any ERISA Affiliate.

“Excess Availability” means, on any date of determination, the excess, if any, over the Aggregate Capital outstanding, of the difference between the Net Pool Balance and the Required Reserves as of the date of the most recent Settlement Report.

Exhibit I-12

“Excess Foreign Receivable” means all or any portion of the Outstanding Balance of a Foreign Receivable that, if added to all other Foreign Receivables then included as Eligible Receivables for purposes of computing the Net Pool Balance, would cause the aggregate Outstanding Balance of all such included Foreign Receivables to exceed 5% of the aggregate Outstanding Balance of all Receivables.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Indemnified Party or required to be withheld or deducted from a payment to an Indemnified Party: (a) Taxes imposed on or measured by net income (however determined), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Indemnified Party being organized under the laws of, or having its principal office or, in the case of any Purchaser, its Designated Funding Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to its interest in any Investment or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Investment or Commitment, or (ii) such Purchaser changes its Designated Funding Office, except, in each case, to the extent that, pursuant to Section 8.5, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its Designated Funding Office, (c) Taxes attributable to such Indemnified Party’s failure to comply with Section 8.5(e) or Section 8.5(f), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Termination Date” means the earlier of (i) March 31, 2023, and (ii) the Amortization Date.

“FATCA” means Section 1471 through 1474 of the Internal Revenue Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations) any agreements entered into pursuant to section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of the foregoing.

“FCPA” has the meaning specified in the Sale Agreement.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

Exhibit I-13

“Fee Letter” means that certain Fee Letter dated as of April 1, 2021 by and among the Seller and the Investor Parties, as the same may be amended, restated or otherwise modified from time to time.

“Fees” means, collectively, any fees payable pursuant to the Fee Letter.

“Final Payout Date” means the date on or after the Facility Termination Date on which (i) the Purchase Limit and all Commitments have been reduced to zero ($0), and (ii) all Aggregate Unpaids have been paid in full.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Fiscal Year” means any period of twelve consecutive calendar months ending on August 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2021 Fiscal Year”) refer to the Fiscal Year ending on August 31 of such calendar year.

“Foreign Receivable” means any Receivable the Obligor of which is not organized under the laws of the United States or Canada or any political subdivision of either of the foregoing.

“4 Largest NR/NIG Obligors” means, for any period of determination, the NR/NIG Obligors of Receivables with the four (4) largest aggregate Outstanding Balances of all Receivables of any NR/NIG Obligor and its Affiliated Obligors (considered as if they were one and the same NR/NIG Obligor).

“Funded Debt” of any Person means, as of the date of determination and without duplication (a) all Indebtedness of such Person for borrowed money (other than any Receivables Facility Attributed Indebtedness of such Person) or which has been incurred in connection with the acquisition of plant, property and equipment, (b) all Capitalized Rentals (as defined in the Senior Credit Agreement) of such Person, and (c) all Guaranties (as defined in the Senior Credit Agreement) by such Person of Funded Debt of others. For the avoidance of doubt, Receivables Facility Attributed Indebtedness of any Person shall not be included as Funded Debt of such Person.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

Exhibit I-14

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Performance Guarantor:

(a) which is of a “going concern” or similar nature;

(b) which relates to the limited scope of examination of matters relevant to such financial statement;

(c) which relates to the treatment or classification of any item in such financial statement and which, if adjusted in the manner deemed appropriate by the Performance Guarantor’s independent public accountants, would have the effect of causing an Amortization Event.

“Incremental Investment” means an Investment that increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

Exhibit I-15

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Leases and Synthetic Lease Obligations;

(g) obligations in respect of Redeemable Stock of such Person;

(h) any amounts outstanding under this Agreement or any other receivables facility; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar limited liability entity) in which such Person is a general partner or a joint venturer and for whose Indebtedness such Person is directly or indirectly liable, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Transaction Document.

“Independent Director/Manager” means a director or manager of the Seller who (a) shall not have been at the time of such Person’s appointment or at any time during the preceding five years and shall not be as long as such person is a director or manager of the Seller (i) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Performance Guarantor, the Servicer, any Originator, or any of their respective Subsidiaries or Affiliates (other than the Seller or another special purpose entity which is a Subsidiary or Affiliate of the Performance Guarantor or an Originator), (ii) a supplier to any of the Independent Parties or the Seller, (iii) the beneficial owner (at the time of such individual’s appointment as an Independent Director/Manager or at any time thereafter while serving as an Independent Director/Manager) of any of the outstanding membership or other equity interests of the Seller, the Servicer any Originator, the Performance

Exhibit I-16

Guarantor or any of their respective Subsidiaries or Affiliates, having general voting rights, (iv) a Person controlling or under common control with any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties or the Seller, or (v) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties or the Seller; (b) has not less than three (3) years’ experience in serving as an independent director or manager for special purpose vehicles engaged in securitization and/or structured financing transactions, and (c) is employed by AMACAR Group, LLC, Lord Securities Corporation, Global Securitization Services LLC, Organization Services, Inc., a subsidiary of Wilmington Trust, or CSC Entity Services, LLC. To the fullest extent permitted by applicable law, the Independent Director’s/Manager’s fiduciary duty in respect of any decision on any matter requiring the unanimous vote of the Seller’s directors or managers (including the Independent Director/Manager) shall be to the Seller and its creditors rather than solely to the Seller’s equity holders. In furtherance of the foregoing, when voting on matters subject to the vote of the directors or managers, including any matter requiring the unanimous vote of the Seller’s directors or managers (including the Independent Director/Manager), notwithstanding that the Seller is not then insolvent, the Independent Director/Manager shall take into account the interests of the creditors of the Seller as well as the interests of the Seller.

“Interest Coverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for then-most recently concluded period of four consecutive fiscal quarters.

“Interim Report” means a report in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and the Purchasers pursuant to Section 6.6.

“Interim Reporting Date” means any Business Day (other than a Monthly Reporting Date) specified by the Required Purchasers, upon reasonable prior notice to the Administrative Agent and the Seller Parties (i) upon the occurrence and during the continuance of an Amortization Event and (ii) if deemed necessary or advisable in the reasonable judgment of the Required Purchasers following (a) an adverse change in financial condition or circumstances of the Performance Guarantor, or (b) the occurrence of a Collateral Event or Collateral Reinstatement Event, in each case, under and as defined in the Senior Credit Agreement.

“Investment” means each purchase of an Undivided Interest.

“Investment Date” means the Business Day on which an Investment occurs pursuant to this Agreement.

“Investment Excess” means, on any Business Day, that (a) the Aggregate Capital hereunder exceeds the Purchase Limit, or (b) the Purchased Assets Coverage Percentage shall exceed 100%.

“Investment Notice” has the meaning set forth in Section 1.3(b).

“Investor Parties” means the Administrative Agent and the Purchasers, and “Investor Party” means any of them.

Exhibit I-17

“IRS” means the United States Internal Revenue Service.

“LIBOR” means the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to one month)

“LIBOR Market Index Rate” means, for any day, the LIBOR Screen Rate on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes; provided, however, that if LIBOR shall be less than zero, both LIBOR and the LIBOR Market Index Rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Replacement Date” has the meaning specified in Section 1.14(c).

“LIBOR Screen Rate” means LIBOR, as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day.

“LIBOR Successor Rate” has the meaning specified in Section 1.14(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Transaction Document).

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.

“Liquidation Period” means the period beginning on the Facility Termination Date and ending on the date thereafter when all Aggregate Unpaids have been paid in full and all Commitments have been terminated.

“LMIR” means, on any date of determination, a rate per annum equal to the sum of (a) the LIBOR Market Index Rate plus (b) the Applicable Margin.

Exhibit I-18

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Lock-Box Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Lock-Box Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

“Lock-Box Agreement” means, in respect of any Lock-Box Account(s), an agreement among the Originator that is the owner of such Lock-Box Account(s), the Administrative Agent, as assignee of the Seller’s security interest therein, and the applicable Lock-Box Bank, perfecting the Administrative Agent’s security interest in such Lock-Box Account(s).

“Lock-Box Bank” means, at any time, any of the banks holding one or more Lock-Box Accounts.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.00, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition or operations of (i) the Seller, (ii) the Performance Guarantor and its Subsidiaries, taken as a whole, or (iii) any Originator, (b) the ability of any Seller Party to perform its obligations under this Agreement or the Sale Agreement or the ability of Performance Guarantor to perform its obligations under the Performance Undertaking, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) the Administrative Agent’s or any Purchaser’s interest in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (e) the collectability of any material portion of the Receivables.

“Material Indebtedness” means, without duplication, any Indebtedness or Guarantee of the Performance Guarantor or any Originator having an aggregate outstanding principal amount of more than $25,000,000.

“Material Originator” means any Originator originating more than 10% of the Receivables during any twelve months period.

“Material Subsidiary” has the meaning set forth in the Senior Credit Agreement as of the date hereof.

“Monthly Payment Date” means the fifth Business Day of each Calculation Period.

“Monthly Report” means a report in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and the Purchasers pursuant to Section 6.6.

“Monthly Reporting Date” means the 15th day of each month hereafter (or, if any such day is not a Business Day, the next succeeding Business Day thereafter).

Exhibit I-19

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Performance Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time minus the aggregate amount by which the Outstanding Balance of Earned but Unbilled Receivables exceeds the Concentration Limit therefor and minus the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit or Special Concentration Limit therefor.

“NR/NIG Obligor” means an Obligor described in Concentration Limit Level 5 of the table in the definition of “Concentration Limit.”

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“OFAC” has the meaning specified in the Sale Agreement.

“Organic Document” means, relative to any Person, its certificate or articles of incorporation or formation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Capital Securities.

“Originator” has the meaning provided in the Sale Agreement. For the avoidance of doubt, a Person that ceases to be an “Originator” in accordance with the Transaction Documents shall cease to constitute an Originator for all purposes of the Transaction Documents.

“Other Connection Taxes” means, with respect to any Indemnified Party, Taxes imposed as a result of a present or former connection between such Indemnified Party and the jurisdiction imposing such Tax (other than connections arising from such Indemnified Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Investment or Transaction Document).

“Other Taxes” means all stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Transaction Document from the execution, deliver, performance, enforcement or registration of any Transaction Document, except any such Taxes imposed with respect to an assignment.

“Outstanding Balance” of any Receivable at any time means then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 10.2.

Exhibit I-20

“Participant Register” has the meaning set forth in Section 10.2.

“PATRIOT Act” has the meaning specified in the Sale Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “Plan” as such term is defined in the Senior Credit Agreement as of the date hereof.

“Percentage” means as to each Purchaser, the ratio (expressed as a percentage) of its Commitment to the aggregate of the Commitments of all Purchasers party to this Agreement.

“Performance Guarantor” means CMC.

“Performance Undertaking” means a performance undertaking in the form of Exhibit X hereto, duly executed by the Performance Guarantor in favor of the Seller, as the same may be amended, restated or otherwise modified from time to time with the consent of the Seller and the Purchasers.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by WFB (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Proposed Reduction Date” has the meaning specified in Section 1.4(a).

“Purchase” each Incremental Investment and each Reinvestment.

“Purchase Limit” means $150,000,000, as such amount may be reduced from time to time pursuant to Section 1.10 of the Agreement; provided, however, that in the event that (a) the Seller notifies the Purchasers that it wishes to increase the Purchase Limit to $200,000,000, (b) no Amortization Event or Potential Amortization Event exists and is continuing, (c) the Seller obtains sufficient additional commitments from existing or new Purchasers, and (d) the Administrative Agent consents in its sole discretion, the Purchase Limit may be increased to $200,000,000 (or, if less, to an aggregate amount not to exceed the total Commitments after giving effect to such new commitments).

“Purchased Assets” has the meaning set forth in Section 1.2(a).

“Purchased Assets Coverage Percentage” means, at any time and subject to Section 1.5 of the Agreement, the percentage computed as:

Exhibit I-21

                    Aggregate Capital + Required Reserve

Net Pool Balance

The Purchased Assets Coverage Percentage shall be determined from time to time in accordance with Section 1.5 of the Agreement.

“Purchaser” has the meaning set forth in the preamble to this Agreement and shall include their respective successors and permitted assigns.

“Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to an Originator, whether constituting an account, chattel paper, an instrument or a general intangible, arising from the sale of goods or provision of services by a division of such Originator listed on Schedule C hereto and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase transaction.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Redeemable Stock” means any Capital Securities of the Performance Guarantor or any of its Subsidiaries which prior to the Facility Termination Date is or may be (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.

“Reduction Notice” has the meaning set forth in Section 1.4(a).

“Reinvestment” has the meaning set forth in Section 2.1(c).

“Related Security” means, with respect to any Receivable:

(i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the invoice or other Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

Exhibit I-22

(iii) all guaranties, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the invoice related to such Receivable or otherwise,

(iv) all Records related to such Receivables, and

(vi) all proceeds of any of the foregoing.

When used in this Agreement, the term “Related Security” shall also include (a) all right, title and interest of the Seller in, to and under the Sale Agreement, (b) all of the Seller’s rights and remedies under the Performance Undertaking, and (c) the proceeds of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Rentals” means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Performance Guarantor or a Material Subsidiary, as lessee or sublessee under a lease of real or personal property but shall be exclusive of any amounts required to be paid by the Performance Guarantor or a Material Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Amounts” means, on any date of determination, collectively, the sum of (a) any Investment Excess that then exists, plus (b) all accrued and unpaid Yield and Fees, the Indemnified Amounts, the Servicer Indemnified Amounts, and any and all other amounts (other than Aggregate Capital) payable to any or all of the Investor Parties under the Transaction Documents.

“Required Purchasers” means:

(a) at any time, there is only one Purchaser, such Purchaser,

(b) at any time, there are only two Purchasers, (i) solely for purposes of Section 7.2 of this Agreement, either Purchaser, and (ii) for all other purposes, both Purchasers, and

(c) at all other times, Purchasers with Commitments in excess of 66-2/3% of the aggregate of all Commitments (or, if no Commitments are outstanding, Purchasers with outstanding Capital in excess of 66-2/3% of the outstanding Aggregate Capital).

“Required Reserve” means, on any day during a month, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.

Exhibit I-23

“Required Reserve Factor Floor” means, for any month, the sum (expressed as a percentage) of (a) 13% (or such higher percentage as may be specified by the Purchasers in connection with granting a Special Concentration Limit) plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date, plus (c) the Yield Reserve, plus (d) the Servicing Reserve.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any share of stock of any class of the Seller now or hereafter outstanding, except a dividend payable solely in shares of the Seller of that class or any junior class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any membership interest of the Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).

“Review” shall have the meaning specified in Section 5.1(d) of this Agreement.

“Revolving Purchase Period” means the period from and after the Closing Date to but excluding the Facility Termination Date.

“Sale Agreement” means that certain Receivables Sale Agreement, dated as of April 5, 2011, by and between the Originators, as the Sellers, and CMC Receivables, Inc., as buyer, as the same may be amended, restated or otherwise modified from time to time.

“Sanctioned Entity” has the meaning specified in the Sale Agreement.

“Sanctioned Person” has the meaning specified in the Sale Agreement.

“Sanctions” has the meaning specified in the Sale Agreement.

“S&P” means Standard & Poor’s, a Standard & Poor’s Business Services LLC business.

“SEC” means the Securities and Exchange Commission.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” means, collectively, (a) the Seller, and (b) at any time that CMC is acting as the Servicer or the Performance Guarantor, CMC.

Exhibit I-24

“Senior Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement dated as of April 1, 2021, by and among CMC and CMC International Finance S.à R.L., as borrowers, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Receivables.

“Servicing Fee” has the meaning set forth in Section 6.7.

“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

“Settlement Date” means either a Monthly Payment Date or a Capital Settlement Date.

“Settlement Report” means a Monthly Report or an Interim Report.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Subordinated Loan” means each loan or advance evidenced by a Subordinated Note.

“Subordinated Note” means each “Note” under and as defined in the Sale Agreement.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of CMC.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing

Exhibit I-25

(including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a lender under the Senior Credit Agreement or any Affiliate of such lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Assets” means as of the date of any determination thereof the total amount of all assets of the Performance Guarantor and its consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting Intangible Assets.

“Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any taxing authority (whether foreign or domestic).

“Term SOFR” means the forward-looking term rate for any period that is approximately one month long that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Termination Day” means: (a) each day on which the conditions set forth in Article IV of this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Total Capitalization” means, as of any date of determination, for the Performance Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Worth as of such date and (b) Consolidated Funded Debt as of such date.

Exhibit I-26

“Transaction Documents” means, collectively, this Agreement, each Investment Notice, the Sale Agreement, each Lock-Box Agreement, the Fee Letter, the Administrative Agent’s Fee Letter, any Subordinated Note issued pursuant to the Sale Agreement, the Performance Undertaking, and all other instruments, documents and agreements required to be executed and delivered pursuant hereto.

“Truist” has the meaning set forth in the preamble to this Agreement.

“Truist’s Account” means account no. [***], or any other account or accounts as Truist may indicate from time to time.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Undivided Interest” has the meaning specified in Section 1.2(a).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956.

“Voting Stock” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“WFB” has the meaning set forth in the preamble to this Agreement.

“Yield” means for each day for each Purchaser, an amount equal to the product of the applicable Yield Rate multiplied by the Capital of such Purchaser, annualized on a 360-day basis.

“Yield Rate” means, on any day, a rate per annum equal to the LMIR (or, if the LMIR is not available, the Alternate Base Rate or the LIBOR Replacement Rate, as applicable).

“Yield Reserve” means for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit I-27

Omnibus Amendment No. 4

EXHIBIT B

RECEIVABLES SALE AGREEMENT, AS AMENDED AND RESTATED HEREBY

[See Attached]

EXHIBIT B TO OMNIBUS AMENDMENT NO. 4

RECEIVABLES SALE AGREEMENT

DATED AS OF APRIL 5, 2011

AS AMENDED AND RESTATED IN OMNIBUS AMENDMENT NO. 4 DATED AS OF APRIL 1, 2021

between

COMMERCIAL METALS COMPANY,

STRUCTURAL METALS, INC.,

CMC STEEL FABRICATORS, INC.,

SMI STEEL LLC,

OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA,

AHT, INC.,

CMC STEEL OKLAHOMA, LLC,

CMC STEEL US, LLC

TAMCO,

AND

CMC POST OKLAHOMA, LLC,

as the Originators,

and

CMC RECEIVABLES, INC.,

as the Buyer

Receivables Sale Agreement

Receivables Sale Agreement

i

Exhibits

Exhibit I	Definitions
Exhibit II	Jurisdiction of Organization; Organizational Identification Number; Principal Places of Business; Chief Executive Office; Locations of Records; Federal Employer Identification Number; Other Names
Exhibit III	Lock-Boxes; Collection Accounts; Lock-Box Banks
Exhibit IV	Form of Compliance Certificate
Exhibit V	Form of Subordinated Note
Exhibit VI	Form of Purchase Report

Schedules

Schedule A	Documents Delivered to Buyer on or Prior to the applicable Closing Date
Schedule B	Provisions to be included in any pledge

Receivables Sale Agreement

ii

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of April 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among COMMERCIAL METALS COMPANY, a Delaware corporation (“CMC”), STRUCTURAL METALS, INC., a Texas corporation (“SMI”), CMC STEEL FABRICATORS, INC., a Texas corporation (“CMC Steel”), SMI STEEL LLC, an Alabama limited liability company (“SMI Steel”), OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA, a South Carolina corporation (“Owen Electric”), AHT, INC., a Pennsylvania corporation (“AHT”), CMC STEEL OKLAHOMA, LLC, a Delaware limited liability company(“Oklahoma”), CMC STEEL US, LLC, a Delaware limited liability company (“CMC-US”), TAMCO, a California corporation (“TAMCO”), and CMC POST OKLAHOMA, LLC, a Delaware limited liability company (“Post” and together with CMC, SMI, CMC Steel, SMI Steel, Owen Electric, Oklahoma, CMC-US and TAMCO, the “Originators” and each of the Originators other than CMC, a “Subsidiary Originator”), and CMC RECEIVABLES, INC., a Delaware corporation (the “Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I attached hereto (or, if not defined in Exhibit I attached hereto, the meanings assigned to such terms in Exhibit I to the Purchase Agreement).

PRELIMINARY STATEMENTS

The Originators now own, and from time to time hereafter will own, certain Receivables. Upon the terms and conditions hereinafter set forth, (a) CMC wishes (i) to sell and assign to the Buyer, and the Buyer wishes to purchase from CMC, all of CMC’s right, title and interest in and to all of CMC’s existing and future Receivables (other than Contributed Receivables), together with the Related Security and Collections with respect thereto and all proceeds of the foregoing and (ii) to contribute to the Buyer’s capital all of CMC’s right, title and interest in and to all of CMC’s existing and future Contributed Receivables, together with the Related Security and Collections with respect thereto and all proceeds of the foregoing, and the Buyer wishes to accept such capital contributions, and (b) each Subsidiary Originator wishes to sell and assign to the Buyer, and the Buyer wishes to purchase from such Subsidiary Originator, all of each such Subsidiary Originator’s right, title and interest in and to all existing and future Receivables, together with the Related Security and Collections with respect thereto and all proceeds of the foregoing.

Each Originator and the Buyer intend the transactions contemplated hereby to be true sales (and, solely in the case of any contribution by CMC pursuant to clause (a)(ii) of the immediately preceding paragraph, true contributions) of the Receivables Assets from the Originators to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables Assets, and none of the Originators and the Buyer intend these transactions to be, or for any purpose to be characterized as, loans from the Buyer to any Originator secured by the Receivables Assets.

Immediately following its acquisition of the Receivables Assets from the Originators, the Buyer will sell the Receivables to certain purchasers pursuant to that certain Receivables Purchase Agreement dated as of April 5, 2011 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among the Buyer, the Servicer, the Purchasers and Wells Fargo Bank, N.A., as administrative agent for the Purchasers (together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

Receivables Sale Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Amounts and Terms

Section 1.1. Purchase and Contribution of Receivables.

(a) Effective as of the applicable Closing Date: (i) CMC hereby contributes, assigns, transfers and otherwise conveys to the Buyer’s capital, without recourse to CMC (except to the extent expressly provided herein), and the Buyer hereby accepts, all of CMC’s right, title and interest in and to all of CMC’s Receivables existing as of the close of business on the applicable Initial Cutoff Date and thereafter arising through and including August 14, 2014; and (ii) CMC hereby contributes, assigns, transfers and otherwise conveys to the Buyer’s capital, without recourse to CMC (except to the extent expressly provided herein), and the Buyer hereby accepts, all of CMC’s right, title and interest in and to all of CMC’s Receivables existing as of the close of business on the August 15, 2014 and thereafter arising through and including the Termination Date to the extent necessary to cause the Outstanding Balance of the contributed Receivables to be equal to the Required Contributed Amount (the Receivables described in clauses (i) and (ii), collectively, the “Contributed Receivables”), together with all Related Security and Collections associated therewith (collectively, the “Contributed Receivables Assets”). Effective as of August 15, 2014 (in the case of CMC) and effective as of the applicable Closing Date (in the case of each Subsidiary Originator), in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each of the Originators hereby sells, assigns, transfers and otherwise conveys to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer hereby purchases from each Originator, all of such Originators’ right, title and interest in and to all Receivables (other than Contributed Receivables) existing as of the close of business on the applicable Initial Cutoff Date and all Receivables (other than Contributed Receivables) thereafter arising through and including the Termination Date (collectively, the “Purchased Receivables”), together, in each case, with all Related Security relating thereto and all Collections thereof (collectively, the “Purchased Receivables Assets”, together with the Contributed Receivables Assets, the “Receivables Assets”). In accordance with the preceding sentence, on the applicable Closing Date the Buyer shall acquire all of the Originators’ right, title and interest in and to the Contributed Receivables Assets and the Purchased Receivables Assets. The Buyer shall be obligated to pay the Purchase Price for each Receivable purchased from each Originator hereunder in accordance with Section 1.2.

(b) On the Monthly Reporting Date, the Originators shall (or shall require the Servicer to) deliver to the Buyer a report in substantially the form of Exhibit VI hereto (each such report, a “Purchase Report”) with respect to the Receivables sold and/or contributed by the Originators to the Buyer during such Calculation Period.

(c) It is the intention of the parties hereto that each transfer of Receivables hereunder shall constitute a true sale and/or contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides the Buyer with the full benefits of ownership of the Receivables and the associated Related Security and Collections. Except for the Purchase Price Credits owed pursuant to Section 1.3, each transfer of Receivables Assets hereunder is made without recourse to any of the Originators; provided, however, that (i) each Originator shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by it pursuant to the terms of the Transaction Documents to which it is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originators or any other Person arising in connection with the Receivables Assets or any other obligations of the Originators. In view of the intention

Receivables Sale Agreement

2

of the parties hereto that each purchase and contribution shall constitute a true sale and/or true contribution of Receivables and the associated Related Security and Collections, rather than a loan secured thereby, each Originator agrees that it will, on or prior to the applicable Closing Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to the Buyer and to the Administrative Agent (as the Buyer’s assignee), evidencing that the Buyer has acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been absolutely sold or contributed to the Buyer. Upon the request of the Buyer or the Administrative Agent (as the Buyer’s assignee), each Originator will execute (if required) and file or authorize the filing of such financing statements, continuation statements, and amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer’s ownership interest in the Receivables Assets, or as the Buyer or the Administrative Agent (as the Buyer’s assignee) may reasonably request.

Section 1.2. Payment for the Purchase.

(a) Prior to August 15, 2014, all Receivables were paid for in accordance with the terms of this Agreement as in effect without giving effect to Omnibus Amendment No. 2.

(b) On each Payment Date on and after August 15, 2014, the Purchase Price for each Purchased Receivable shall become owing in full by the Buyer to the applicable Originator or its designee on the date each such Receivable comes into existence and shall be paid to the applicable Originator as follows:

(i) on the terms and subject to the conditions set forth in this Agreement and the Purchase Agreement, the Buyer shall pay to CMC, for the ratable account of the applicable Originators, in immediately available funds, to the extent of Available Cash on such date, in the following order:

first, the Purchase Price for the Receivables sold by each Originator hereunder on such Payment Date; and

second, to reduce the principal amount outstanding under each Originator’s Subordinated Note to zero;

(ii) to the extent that any portion of the Purchase Price owing to an Originator remains unpaid, the principal amount outstanding under such Originator’s Subordinated Note shall be automatically increased by an amount equal to the remaining unpaid portion of such Purchase Price, but subject to the limitations set forth in Section 1.2(c); and

(iii) to the extent that the Buyer is entitled to any Purchase Price Credit pursuant to Section 1.3 in respect of Receivables sold by an Originator and the amount of such Purchase Price Credit exceeds the Purchase Price that would have been owed by such Buyer to such Originator under clause (i) above without taking such Purchase Price Credit into the calculation of such price, the principal amount outstanding under such Originator’s Subordinated Note shall be automatically decreased (to a balance not less than zero).

(c) To the extent that the Buyer does not have sufficient Available Cash to pay in full the Purchase Price for all Receivables purchased on any Payment Date, each Originator agrees to advance a Subordinated Loan in an aggregate principal amount not to exceed the lesser of (A) the unpaid portion of the Purchase Price of all Purchased Receivables sold by such Originator remaining following the payments specified in clause (b) (i) above and (B) the maximum loan (each such loan, a “Subordinated Loan”) that could be borrowed by the Buyer from the applicable Originator without rendering the Buyer’s Net Worth

Receivables Sale Agreement

3

less than the Required Capital Amount. Each Originator irrevocably agrees to advance each Subordinated Loan requested by the Buyer prior to the Termination Date. Each Subordinated Loan shall be evidenced by and shall be payable in accordance with the terms and provisions of a Subordinated Note and shall be payable solely from Available Cash. Each Originator is hereby authorized by the Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder. The Servicer shall make all appropriate record keeping entries with respect to each Subordinated Note to reflect the increases, payments and reductions made in respect of such Subordinated Note pursuant to Sections 1.2(b) and 1.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each Subordinated Note at any time. Each Originator hereby irrevocably authorizes the Servicer to mark its Subordinated Note “CANCELED” and to return such Subordinated Note to the Buyer upon the final payment thereof after the occurrence of the Termination Date.

(d) Although the Purchase Price for each Receivable purchased after the date hereof shall be due and payable by the Buyer to the applicable Originator on the Payment Date therefor, a precise reconciliation of the Purchase Prices between Buyer and each Originator shall be effected on a Monthly Settlement Date with respect to all Receivables sold or contributed during the Calculation Period most recently ended prior to such Monthly Settlement Date and based on the information contained in the Purchase Report delivered pursuant to Section 1.1(b) above. Although such reconciliation shall be effected on Monthly Settlement Dates, increases or decreases in the principal balance of each Subordinated Note and any contribution of capital by CMC to the Buyer made pursuant to this Agreement shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is due and payable; provided, that the interest due and owing on each Subordinated Note on any Monthly Settlement Date shall continue to be calculated based on the principal amount outstanding as of the prior Monthly Settlement Date. On each Monthly Settlement Date, each Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Subordinated Note and, in the case of CMC, the amount of any capital contributions occurring during the immediately preceding calendar month and shall account for such net increase or net reduction in its books and records.

Section 1.3. Purchase Price Credit Adjustments.

If on any day:

(a) the Outstanding Balance of a Receivable originated by any Originator is:

(i) reduced as a result of any defective or rejected or returned goods or services, any cash discount or any adjustment or otherwise by such Originator or any Affiliate thereof, or

(ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(iii) reduced on account of the obligation of such Originator or any Affiliate thereof to pay the related Obligor any rebate or refund, or

(iv) less than the amount included in the calculations in any Purchase Report, or

(b) any of the representations and warranties set forth in Section 2.1(h), Section 2.1(i), Section 2.1(j), Section 2.1(q), Section 2.1(r), Section 2.1(s) or Section 2.1(t) is not true when made or deemed made with respect to any Receivable,

Receivables Sale Agreement

4

then, in such event, the Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to (A) in the case of clauses (a)(i)-(iv) above, the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating the Net Pool Balance, as applicable; and (B) in the case of clause (b) above, in the amount of the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If, on any day, such Purchase Price Credit exceeds the outstanding principal balance of the Subordinated Note of the applicable Originator on such day, then CMC shall be deemed to have contributed additional Contributed Receivables to the Buyer having a value equal to the otherwise unpaid amount of such Purchase Price Credit owed by such Originator on such day; provided, further, that no Purchase Price Credit shall include any amount to the extent the same represents losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay in respect of an Obligor. Purchase Price Credits owing from CMC relating to Contributed Receivables shall be reflected solely as reductions of CMC’s equity in Buyer.

Section 1.4. Payments and Computations, Etc.

All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of CMC, on behalf of the applicable Originators, designated from time to time by CMC or as otherwise directed by CMC. CMC shall retain the ratable portion of funds due to CMC, as an Originator, pursuant to Section 1.2(b)(i), and CMC shall pay to each applicable Subsidiary Originator, in cash or by way of credit to such Subsidiary Originator in the appropriate intercompany account, the ratable portion of the funds received from the Buyer due to such Subsidiary Originator pursuant to Section 1.2(b)(i); it being further agreed that (a) each purchase of each Receivable and Related Security with respect thereto shall be deemed to be made on the date such Receivable is created, and (b) CMC shall settle from time to time each such credit to the account of such Subsidiary Originator, by way of payments in cash or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of CMC, in each case for the benefit of such Subsidiary Originator in accordance with CMC’s and such Subsidiary Originator’s cash management and accounting policies. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days (or, in the case of any calculation thereof based upon the Prime Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.5. Transfer of Records.

(a) In connection with any sale or contribution of Receivables hereunder, each Originator hereby contributes, sells, transfers, assigns and otherwise conveys to the Buyer all of its right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with such sale or contribution. In connection with such transfer, each Originator hereby grants to each of the Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the applicable Originator or is owned by others and used by any Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, each Originator hereby agrees that upon the request of the Buyer (or the Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids and shall terminate on the date this Agreement terminates in accordance with its terms.

Receivables Sale Agreement

5

(b) Each Originator (i) shall take such action requested by the Buyer and/or the Administrative Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from any Originator hereunder, and (ii) shall use its reasonable efforts to ensure that each of the Buyer, the Administrative Agent and the Servicer has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to re-create such Records.

Section 1.6. Characterization.

If, notwithstanding the intention of the parties expressed in Section 1.1(c), any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the applicable UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each transfer shall constitute a true sale or true contribution and absolute assignment thereof, each of the Originators hereby grants to the Buyer a security interest in all of such Originator’s right, title and interest in, to and under (i) all Receivables existing as of the close of business on the applicable Initial Cutoff Date or thereafter arising from time to time prior to the Termination Date, and all rights and payments relating thereto, (ii) all Related Security relating thereto, whether existing on the applicable Initial Cutoff Date or thereafter arising, (iii) all Collections thereof, whether existing on the applicable Initial Cutoff Date or thereafter arising, (iv) each Lock-Box and each Lock-Box Account, whether existing on the applicable Initial Cutoff Date or thereafter arising, and (v) all proceeds of any of the foregoing, whether existing on the applicable Initial Cutoff Date or thereafter arising (collectively, the “Originator Collateral”), to secure the prompt and complete payment of a loan deemed to have been made by the Buyer to each Originator in an amount equal to the aggregate Purchase Price for the Purchased Receivables originated by such Originator (and, in the case of CMC, the Purchase Price that would have been payable for its Contributed Receivables had they not been contributed to the Buyer’s capital), together with all other obligations of such Originator hereunder, which security interest, each of the Originators hereby represents and warrants, is valid, duly perfected and prior to all Adverse Claims. The Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Article II

Representations and Warranties

Section 2.1. Representations and Warranties of Each of the Originators.

Each of the Originators hereby represents and warrants to the Buyer on the applicable Closing Date and on each date on which a Receivable comes into existence prior to the Termination Date:

(a) Existence and Power. (i) Each of the Originators is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is a “registered organization” as defined in the UCC as in effect in such jurisdiction; (ii) each of the Originators has all requisite corporate or limited liability company power and authority to own its property and assets and to carry on its business as now

Receivables Sale Agreement

6

conducted; (iii) each of the Originators is qualified to do business in, and is in good standing (where relevant) in every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (iv) each of the Originators has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. Each Originator’s jurisdiction of organization, organizational identification number and federal employer identification number are correctly set forth in Exhibit II attached hereto.

(b) Due Authorization. The execution, delivery and performance of the Transaction Documents to which it is a party (i) have been duly authorized by all requisite corporate and, if required, stockholder action, (ii) will not violate any provision of (A) any applicable law, statute, rule or regulation or order of any Governmental Authority, where such violation would result in a Material Adverse Effect, (B) its Organic Documents, (C) the Senior Credit Agreement, or (D) any other indenture, agreement or other instrument by which any Originator is a party or by which any of them or any of their property is bound, (iii) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (A) the Senior Credit Agreement, or (B) any such other indenture, agreement or other instrument, or (iv) result in the creation or imposition of any Adverse Claim upon or with respect to the Originator Collateral.

(c) Enforceability. This Agreement and each other Transaction Document to which any Originator is a party have been duly executed and delivered by such Originator. This Agreement and each other Transaction Document to which any Originator is a party delivered on the applicable Closing Date constitutes, and each other such Transaction Document when executed and delivered by such Originator will constitute, a legal, valid and binding obligation of each Originator enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Transaction Documents, except for (a) filings and registrations necessary to perfect the Buyer’s ownership interest in the Originator Collateral and the Administrative Agent’s security interests therein, and (b) such as have been made or obtained and are in full force and effect.

(e) Litigation; Compliance with Laws.

(i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Originator, threatened in writing against any such Originator or any business, property or rights of any such Person that is reasonably likely to be adversely determined, and which determination would have a Material Adverse Effect.

(ii) Neither any of the Originators or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, a breach of which, individually or in the aggregate, would have a Material Adverse Effect.

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(f) Taxes. Each of the Originators (or the Performance Guarantor on their behalf) has filed or caused to be filed all Federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all assessments received by it, except for the filing of such returns or the payment of such Taxes and assessments, in each case, that are not overdue by more than 30 days, or if more than 30 days overdue, the amount or validity of which are being contested in good faith by appropriate proceedings and for which the applicable Originator or the Performance Guarantor, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

(g) Accuracy of Information. To the knowledge of each of the Originators, the information, reports, financial statements, exhibits and schedules furnished (as modified or supplemented by other information so furnished) by or on behalf of the Performance Guarantor or any Originator to the Buyer, the Administrative Agent or the Purchasers (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the applicable Closing Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the applicable Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(h) Use of Proceeds. None of the Originators is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any purchase will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation U or Regulation X issued by the Board of Governors of the Federal Reserve System.

(i) Good Title. Each Receivable constitutes an “account” or a “payment intangible” within the meaning of the UCC. Immediately prior to its transfer hereunder and upon the creation of each Receivable coming into existence after the applicable Initial Cutoff Date, each of the Originators owns and has good and marketable title thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.

(j) Perfection.

(i) If any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, this Agreement creates a valid and continuing security interest (as defined in the UCC) in all right, title and interest of each of the Originators in the Originator Collateral in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors and purchasers from any of the Originators.

(ii) If any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer’s ownership interest and security interest in the Originator Collateral.

(k) Liens. Other than the security interest granted to the Buyer pursuant to this Agreement, none of the Originators has pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Originator Collateral.

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(l) Places of Business and Locations of Records. The Originators’ principal places of business, chief executive offices and the offices where each of the Originators keeps all of its Records are located at the address(es) listed on Exhibit II attached hereto or such other locations of which the Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed.

(m) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Lock-Box Banks, together with the account numbers of its Collection Accounts at each Lock-Box Bank and the post office box number of each Lock-Box, are listed on Exhibit III attached hereto. None of the Originators has granted any Person, other than the Buyer (and its assigns), as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Each of the Originators has complied with the terms of each, and not made changes (without the prior written consent of the Administrative Agent) to any Lock-Box Agreement. All Obligors have been directed by it to make payments on their Receivables to a Lock-Box listed on Exhibit III attached hereto.

(n) Names. The name in which each of the Originators has executed this Agreement is identical to its name as indicated on the public record of its jurisdiction of incorporation (as contemplated by § 9-503(a)(1) of the UCC) and in the past five (5) years, it has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II attached hereto.

(o) Ownership of the Buyer. CMC owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Buyer, free and clear of any Adverse Claim (subject to Section 4.2(i), other than Adverse Claims granted in connection with any amendment of refinancing of the Senior Credit Agreement). Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Buyer.

(p) Not an Investment Company. None of the Originators is an “investment company” as defined in the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Credit and Collection Policy. Each of the Originators has complied with the Credit and Collection Policy in all material respects with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such change as to which the Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(iv).

(r) Fair Value. With respect to each Receivable purchased hereunder by the Buyer, (i) the consideration received by the applicable Originator represents adequate consideration and fair and reasonably equivalent value for such Purchased Receivable as of the date of its acquisition hereunder and (ii) such consideration is not less than the fair market value of such Purchased Receivable as of the date of its acquisition hereunder. With respect to each Receivable contributed hereunder by CMC to the Buyer, (i) the consideration received by CMC represents adequate consideration and fair and reasonably equivalent value for such Contributed Receivable as of the date of its contribution hereunder and (ii) such consideration is not less than the fair market value of such Contributed Receivable as of the date of its contribution hereunder.

(s) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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(t) Eligible Receivables. Each Receivable identified as an Eligible Receivable on any Purchase Report was an Eligible Receivable on the date it was acquired from the applicable Originator hereunder.

(u) Accounting. In its stand-alone financial statements and unconsolidated worksheets, each Originator accounts for the transactions contemplated by this Agreement as true sales of the Receivables to the Buyer and/or as contributions of the Receivables to the Buyer’s equity capital and not as loans secured thereby.

(v) No Material Adverse Effect. Since August 31, 2020, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, an Material Adverse Effect.

(w) No Termination Event. No event has occurred and is continuing and no condition exists or could result from any sale or contribution hereunder or from the application of the proceeds therefrom, that constitutes a Termination Event.

(x) OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. None of the Performance Guarantor, the Originators or any of their respective Subsidiaries is in violation of any applicable Sanctions or, in any material respect, any Anti-Corruption Law or Anti-Money Laundering Law, in each case in jurisdictions in which such Person is domiciled or conducts business. None of the Performance Guarantor, the Originators or any of their respective Subsidiaries nor, to the knowledge of such Person, any director, officer, employee, agent or Affiliate of the Performance Guarantor, such Originator or such Subsidiary is a Sanctioned Person or a Sanctioned Entity. The Performance Guarantor, the Originators or any of their respective Subsidiaries have conducted their businesses in compliance with all applicable Sanctions in jurisdictions in which such Persons are domiciled or conduct business. Each of the Performance Guarantor, the Originators and their respective Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, in each case in jurisdictions in which such Originator is domiciled or conducts business. The Originators shall not use the proceeds of any sale hereunder directly or (to the knowledge of any Originator) indirectly to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanction, Anti-Corruption Law or Anti-Money Laundering Law, in each case applicable to jurisdictions in which such Originator is domiciled or conducts business, by any Person that is Party to this Agreement (including the Administrative Agent and the Purchasers).

(y) PATRIOT Act. To the extent applicable, each of the Performance Guarantor and the Originators is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act.

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Article III

Conditions of Purchase

Section 3.1. Conditions Precedent to Closing.

The occurrence of the applicable Closing Date under this Agreement is subject to the conditions precedent that (a) the Buyer shall have received on or before the applicable Closing Date those documents listed on Schedule A attached hereto and (b) all of the conditions to the effectiveness of the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2. Conditions Precedent to Subsequent Payments.

The Buyer’s obligation to pay for any Purchased Receivable or accept the contribution of any Contributed Receivable coming into existence after the applicable Initial Cutoff Date shall be subject to the conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; and (b) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by each of the Originators that such statements are then true):

(i) the representations and warranties set forth in Article II are true and correct in all material respects on and as of the date such Receivable came into existence as though made on and as of such date (except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

(ii) no Termination Event is continuing.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under a Subordinated Note, by offset of amounts owed to the Buyer and/or by offset of capital contributions), title to such Receivable and the other related Receivables Assets shall vest in the Buyer, whether or not the conditions precedent to the Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of any of the Originators to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of the Buyer to rescind the related purchase and direct the applicable Originator to pay to the Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

Article IV

Covenants

Section 4.1. Affirmative Covenants of Each of the Originators.

Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants as set forth below:

(a) Financial Reporting. Each of the Originators will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and will furnish or cause to be furnished to the Buyer (or its assigns):

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(i) Originators’ Compliance Certificates. A compliance certificate in the form of Exhibit IV hereto, duly executed by an Authorized Officer of each of the Originators.

(ii) Performance Guarantor Statements and Reports. Copies of all financial statements, reports, registration statements and certificates furnished by the Performance Guarantor pursuant to the Purchase Agreement.

(iii) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Lock-Box Agreement or other Transaction Document from any Person other than the Buyer, the Purchasers, any Administrator or the Administrative Agent, copies of the same.

(iv) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment could be reasonably likely to adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Buyer’s (and the Administrative Agent’s, as the Buyer’s assignee) consent thereto.

(v) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of each of the Originators as the Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of the Buyer (and its assigns) under or as contemplated by this Agreement.

(b) Notices. Each of the Originators will notify the Buyer in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of its Authorized Officer.

(ii) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which it is a debtor or an obligor; provided that no notice shall be required under this clause (ii) with respect to any default involving less than $50,000,000.

(c) Compliance with Laws and Preservation of Existence. Each of the Originators will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply is not reasonably likely to result in an Material Adverse Effect. Each of the Originators will do or cause to be done all things reasonably necessary to preserve, renew and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to do so would not result in a Material Adverse Effect.

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(d) Audits. Each of the Originators will furnish to the Buyer (or the Administrative Agent) from time to time such information with respect to it and the Receivables as the Buyer (or the Administrative Agent) may reasonably request. Each of the Originators will, from time to time during regular business hours as reasonably requested by the Buyer (or the Administrative Agent), upon at least 5 (five) Business Days’ notice and at its sole cost, permit the Buyer (and the Administrative Agent) or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in its possession or under its control relating to the Receivables and the Related Security, including, without limitation, the related Invoices and Contracts, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to its financial condition or the Receivables and the Related Security or its performance under any of the Transaction Documents or its performance under the Contracts and, in each case, with any of its officers or employees having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Termination Event has occurred and is continuing, the Originators shall only be responsible for the costs and expenses of two (2) such Reviews in any one Contract Year.

(e) Keeping and Marking of Records and Books.

(i) Each of the Originators will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each of the Originators will give the Buyer (or its assigns) notice of any change in the administrative and operating procedures referred to in the previous sentence.

(ii) Each of the Originators will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Buyer (and the Administrative Agent), describing the Buyer’s ownership interests in the Receivables and further describing ownership interests in the Receivable of the Administrative Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the reasonable request of the Buyer (or its assigns) following the occurrence of a Termination Event hereunder: (1) mark each Contract with a legend describing the Buyer’s ownership interests in the Receivables and further describing ownership interests in the Receivable of the Administrative Agent (on behalf of the Purchasers), and (2) deliver to the Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables that are in any of the Originators’ possession.

(f) Compliance with Contracts and Credit and Collection Policy. Each of the Originators will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Ownership. Each of the Originators will take all necessary action to establish and maintain, irrevocably in the Buyer, (i) legal and equitable title to the Receivables and the Collections and (ii) all of its right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of the Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer’s security interest in the Receivables Assets and such other action to perfect, protect or more fully evidence the security interest of Buyer as Buyer (or its assigns) may reasonably request).

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(h) Separateness. Each of the Originators acknowledges that the Administrative Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Performance Guarantor, any of the Originators and any of their Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, each of the Originators will take all reasonable steps including, without limitation, all steps that the Buyer or any assignee of the Buyer may from time to time reasonably request to maintain the Buyer’s identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Performance Guarantor, any of the Originators and their Affiliates and not just a division of any of the foregoing. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each of the Originators (i) will not hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables Assets, (ii) will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with the “separateness covenants” set forth in Section 5.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and the Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(i) Collections. Each of the Originators will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Lock-Box Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Lock-Box Agreement that is in full force and effect. In the event any payments relating to Receivables or Related Security are remitted directly to it or any of its Affiliates, it will remit (or will cause all such payments to be remitted) directly to a Lock-Box Bank and deposited into a Collection Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held for the exclusive benefit of the Buyer and its assigns. Each of the Originators will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to the Buyer and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

(j) Taxes. To the extent not done by the Performance Guarantor, each of the Originators will file all Tax returns and reports required by law to be filed by it and promptly pay all Taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Each of the Originators will pay when due any Taxes payable in connection with the Receivables, exclusive of Taxes on or measured by income or gross receipts of the Buyer and its assigns.

(k) Accuracy of Information. All information hereinafter furnished by any of the Originators or any of its Affiliates to the Buyer or the Administrative Agent (or any Purchaser) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby will be true and accurate on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(l) OFAC; Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Originators will implement and maintain in effect policies and procedures reasonably designed to ensure compliance with applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, in each case in jurisdictions in which such Originator is domiciled or conducts business.

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Section 4.2. Negative Covenants of the Each of the Originators.

Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants that:

(a) Change in Name, Jurisdiction of Incorporation, Offices and Records. It will not change (i) its name as it appears in the official public record in the jurisdiction of its incorporation (as contemplated by Section 9-503(a)(1) of the UCC), (ii) its status as a “registered organization” (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of incorporation, or (iv) its jurisdiction of incorporation unless it shall have: (A) given the Buyer (or its assigns) at least thirty (30) days’ prior written notice thereof; (B) at least ten (10) days prior to such change, delivered to the Buyer (or its assigns) all financing statements, instruments and other documents reasonably requested by the Buyer (or its assigns) in connection with such change or relocation and (C) caused an opinion of counsel reasonably acceptable to the Buyer and its assigns to be delivered to the Buyer and its assigns that the Buyer’s security interest is perfected and of first priority, such opinion to be in form and substance similar to the related opinion delivered on the applicable Closing Date and otherwise reasonably acceptable to the Buyer and its assigns.

(b) Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Lock-Box Bank, or make any change in the instructions to Obligors of Receivables regarding payments to be made to any Lock-Box or Collection Account, unless the Buyer (or its assigns) shall have received, at least twenty (20) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Lock-Box Bank or a Collection Account or Lock-Box, an executed Lock-Box Agreement with respect to the new Collection Account or Lock-Box; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account and/or Lock-Box subject to a Lock-Box Agreement.

(c) Modifications to Contracts and Credit and Collection Policy. It will not make any change in or amendment to the Credit and Collection Policy that could reasonably be expected to decrease the credit quality of any newly created Receivable or materially adversely affect the collectability of the Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Purchase Agreement, it will not extend, amend or otherwise modify the terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Subject to Section 4.2(i) and other than the ownership and security interests contemplated by the Transaction Documents, it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivables Asset, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Buyer provided for herein), and it will defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it. None of the Originators shall create or suffer to exist any Adverse Claim on any of its inventory, the financing or lease of which gives rise to any Receivable.

(e) Accounting for Purchase. It will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale and/or contribution and absolute assignment of the Receivables and the Related Security by it to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale and/or contribution and absolute assignment of the Receivables and the Related Security by it to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

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(f) OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. It will not use the proceeds of any sale hereunder directly or (to the knowledge of any Originator) indirectly to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanction, Anti-Corruption Law or Anti-Money Laundering Law, in each case applicable to jurisdictions in which such Originator is domiciled or conducts business, by any Person that is Party to this Agreement (including the Administrative Agent and the Purchasers). the proceeds of any sale hereunder directly or (to the knowledge of any Originator) indirectly (i) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise in any manner that would result in a violation of any applicable Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person that is party to this Agreement (including the Administrative Agent and the Purchasers), or (ii) directly or (to the knowledge of any Originator) indirectly, to make any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of (i) the FCPA, (ii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and/or (iii) the PATRIOT Act.

(g) Deposits to Lock-Boxes and Collection Accounts. It will not deposit or otherwise credit, or cause or knowingly permit to be so deposited or credited, to any Collection Account or Lock-Box cash or cash proceeds other than Collections.

(h) Pledge and Security Agreements. It will not enter into any agreement to pledge the capital stock of the Buyer or the Subordinated Notes unless the provisions of such pledge agreement are consistent with the provisions set forth in Schedule B hereto.

(i) Divisions of each Originator. Without giving the Buyer and the Administrative Agent at least fifteen (15) Business Days’ prior written notice, (i) it will not change or otherwise modify (or permit or consent to any change or other modification of) any division listed on Schedule C of the Purchase Agreement in a manner adversely affecting the security interest of the Administrative Agent or the perfection thereof or (ii) it will not change or otherwise modify (or permit or consent to any change or other modification of) the name of any such division listed on Schedule C of the Purchase Agreement.

Article V

Termination Events

Section 5.1. Termination Events.

The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) Any representation, warranty, certification or statement made or deemed made by any of the Originators in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when made or deemed made; provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

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(b) Any of the Originators shall fail to make any payment or deposit required hereunder when due and such failure shall continue for one (1) Business Day.

(c) Any of the Originators shall fail to perform any covenant contained in Section 1.1(b) or 4.2 when due and, in the case of a failure to perform under Section 4.2, such failure shall continue for five (5) Business Days after discovery thereof by the applicable Originator.

(d) Any of the Originators shall fail to perform or observe any other term, covenant or agreement under any of the Transaction Documents and continues for thirty (30) days from the date that is the earlier of (i) notice thereof to the applicable Originator by any Person and (ii) discovery thereof by the applicable Originator.

(e) An Event of Bankruptcy shall occur with respect to any of the Originators.

(f) (i) A Performance Undertaking Default shall occur, (ii) the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Performance Guarantor, or (iii) the Performance Guarantor shall repudiate its obligations thereunder.

(g) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with respect to amounts in excess of $500,000 with regard to any of the Receivables or Related Security and such lien shall not have been released within thirty (30) days.

Section 5.2. Remedies.

Upon the occurrence and during the continuation of a Termination Event, the Buyer may take any of the following actions: (a) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Originators; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any of the Originators or the Performance Guarantor, or of an actual or deemed entry of an order for relief with respect to any of the Originators or the Performance Guarantor, under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Originators and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by any of the Originators to the Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article VI

Indemnification

Section 6.1. Indemnities by the Each of the Originators.

Without limiting any other rights that the Buyer may have hereunder or under applicable law, each of the Originators hereby agrees to indemnify (and to pay, within thirty (30) days after receipt of a reasonably detailed invoice, to) the Buyer, the Administrative Agent, the Purchasers, and their respective Related Parties (each of the foregoing, an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (including local counsel) to the Indemnified Parties, awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Buyer of the Receivables (all of the foregoing being collectively referred to as “Indemnified Amounts”), excluding, however, in all of the foregoing instances:

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(a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from the gross negligence, fraud or willful misconduct on the part of such Indemnified Party or any of its Related Parties;

(b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Purchase Price Credit) of the related Obligor; or

(c) Excluded Taxes;

provided, however, that nothing contained in this sentence shall limit the liability of any of the Originators or limit the recourse of the Buyer to any of the Originators for amounts otherwise specifically provided to be paid by the applicable Originator under the terms of this Agreement, and provided, further, that none of the Originators shall have an obligation to reimburse any Indemnified Party for Indemnified Amounts unless such Indemnified Party, if requested, provides the applicable Originator with an undertaking in which such Indemnified Party agrees to refund and return any and all amounts paid by the applicable Originator to such Indemnified Party in respect of any amounts described in the foregoing clauses (a), (b) and (c). Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, any of the Originators shall indemnify the Buyer for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by any of the Originators (or any officers of such Originators) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by the applicable Originator pursuant hereto or thereto for which the Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

(ii) the failure by any Originator to comply with any applicable law, rule or regulation with respect to any Receivable, Invoice or Contract related thereto, or the nonconformity of any Receivable, Invoice or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document (subject to applicable grace periods);

(iv) any products liability, environmental liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

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(vi) the commingling of Collections of Receivables at any time by any Originator or any of its Affiliates with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any sale hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any Event of Bankruptcy with respect to any Originator or the Performance Guarantor;

(ix) any failure to vest in the Buyer legal and equitable title to, and ownership of, the Receivables and the Collections, and all of any Originators’ right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Originator Collateral with respect thereto, and the proceeds of any thereof, whether at the time of its acquisition or at any subsequent time, except to the extent such failure or delay is caused by the Buyer or its assigns;

(xi) any action or omission by any Originator which reduces or impairs the rights of the Buyer with respect to any Originator Collateral or the value of any Receivable;

(xii) any attempt by any Person to void any sale or contribution hereunder under statutory provisions or common law or equitable action; and

(xiii) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report to be an Eligible Receivable at the time acquired by the Buyer.

To the extent permitted by applicable law, none of the Originators shall assert and each Originator hereby waives any claim against any Indemnified Party on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Transaction Document. The provisions of this Section 6.1 shall survive termination of this Agreement and the Purchase Agreement.

Section 6.2. Other Costs and Expenses.

Each of the Originators shall pay to the Buyer on demand all reasonable and documented fees, costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, and any amendments to or waivers of the foregoing. Each of the Originators shall pay to the Buyer on demand any and all reasonable fees, costs and expenses of the Buyer, if any, and the Administrative Agent (as Buyer’s assignee), including reasonable and documented counsel fees and expenses in connection with the enforcement of the Transaction Documents and in connection with any restructuring or workout of the Transaction Documents or the administration of the Transaction documents following a Termination Event.

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Article VII

Miscellaneous

Section 7.1. Waivers and Amendments.

(a) No failure or delay on the part of the Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each of the Originators, the Buyer and the Administrative Agent and, to the extent required under the Purchase Agreement, the Purchasers or the Required Purchasers. No provision of any Subordinated Note be amended, supplemented, modified or waived except in writing signed by the applicable Originator, the Buyer and the Administrative Agent and, to the extent required under the Purchase Agreement, the Purchasers or the Required Purchasers.

Section 7.2. Notices.

All communications and notices provided for hereunder shall be in writing (including email, bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by electronic mail, upon delivery thereof to the last known valid electronic mail address of the related recipient or (d) if given by any other means, when received at the address specified in accordance with this Section 7.2.

Section 7.3. Protection of Ownership Interests of the Buyer.

(a) Each of the Originators agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of the Buyer (or its assigns) hereunder, or to enable the Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time following the occurrence of a Termination Event or an Unmatured Termination Event hereunder, the Buyer (or its assigns) may, at any Originator’s sole cost and expense, direct any Originator to notify the Obligors of Receivables of the ownership interest of the Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.

(b) If, following the occurrence of a Termination Event or an Unmatured Termination Event hereunder, any of the Originators fails to perform any of its obligations hereunder, the Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and the Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Originators as provided in Section 6.2. Each of the Originators irrevocably authorizes the Buyer (and its assigns) at any time and from time to time in the sole discretion of the Buyer (or its assigns), and appoints the Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of each of the Originators (i) to file on behalf of each

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of the Originators as debtors financing statements necessary or desirable in the Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Originator Collateral and associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the Buyer’s security interest in the Originator Collateral. This appointment is coupled with an interest and is irrevocable.

(c) (i) Each of the Originators hereby authorizes the Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of any of the Originators, in such form and in such offices as the Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of the Buyer (or its assigns) hereunder, (ii) each of the Originators acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent (as the Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (iii) each of the Originators hereby approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as the Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of the Buyer or the Administrative Agent (as the Buyer’s assign).

Section 7.4. Confidentiality.

(a) Each of the Originators shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the Fee Letter and the other confidential or proprietary information with respect to the Administrative Agent, any Administrator and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein that has been identified to the Seller Parties as confidential or proprietary, except that any Originator and such Originators’ Affiliates, officers and employees may disclose such information to such Originator’s (or such Affiliates’) external accountants, consultants and attorneys and as required by any applicable law, Governmental Authority or order of any judicial or administrative proceeding.

(b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Buyer, the Administrative Agent or the Purchasers by each other, (ii) by the Buyer, the Administrative Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) if applicable, by the Purchasers and the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Purchaser or one of its Affiliates, acts as the administrative agent and to any officers, directors, employees, outside accountants, attorneys, financial advisors and consultants of any of the foregoing and (iv) by the Purchasers and the Administrative Agent to any judicial, administrative or regulatory authority or in connection with proceedings (whether or not having the force or effect of law) pursuant to any law, rule, regulation, direction, request or order of any such judicial, administrative or regulatory authority or issued in proceedings.

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(c) The Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each of the Originators, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating, execution and administration of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of the Buyer arising from or related to the transactions contemplated herein provided, however, that each of the Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Administrative Agent and the initial Purchasers, (ii) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing who need to know such information and who are instructed to maintain the confidentiality of such information in conformity with this Section 7.4, and (iii) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law).

Section 7.5. Bankruptcy Petition.

Each of the Originators covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of the Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, the Buyer or any commercial paper conduit that hereafter becomes a Purchaser under the Purchase Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6. Amounts to be paid by Buyer.

Notwithstanding anything in this Agreement to the contrary, the Buyer shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to it after paying or making provision for the payment of its obligations under the Purchase Agreement. All payment obligations of the Buyer hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its obligations under the Purchase Agreement.

Section 7.7. Setoff.

(a) None of the Originators’ obligations under this Agreement shall be affected by any right of setoff, counterclaim, recoupment, defense or other right the applicable Originator may have against the Buyer, any of the Purchasers, the Administrative Agent or any assignee, all of which setoff rights are hereby waived by each of the Originators as against such obligations.

(b) The Buyer shall have the right to set-off against each of the Originators any amounts to which any of the Originators may be entitled and to apply such amounts to any claims the Buyer may have against the applicable Originator from time to time under this Agreement. Upon any such set-off, the Buyer shall give notice of the amount thereof and the reasons therefor to the applicable Originator.

Section 7.8. CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

Section 7.9. CONSENT TO JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY PARTY

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PURSUANT TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY PARTY HEETO PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 7.10. WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, EACH OTHER TRANSACTION DOCUMENT, ANY DOCUMENT EXECUTED BY ANY OF THE PARTIES HERETO PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.11. Integration; Binding Effect; Survival of Terms.

(a) THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT CONTAIN THE FINAL AND COMPLETE INTEGRATION OF ALL PRIOR EXPRESSIONS BY THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF SUPERSEDING ALL PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN UNDERSTANDINGS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

(b) This Agreement shall be binding upon and inure to the benefit of each Originator, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any of the Originators. Without limiting the foregoing, each Originator acknowledges that the Buyer, pursuant to the Purchase Agreement, may assign to the Administrative Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each of the Originators agrees that the Administrative Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and each of the Originators agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any of the Originators pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

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Section 7.12. Counterparts; Severability; Section References.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 7.13. PATRIOT Act.

The Administrative Agent, as the Buyer’s assignee, hereby notifies you on behalf of the Purchasers that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended (the “PATRIOT Act”), the Administrative Agent and the Purchasers may be required to obtain, verify and record information that identifies each of the Originators and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding each of the Originators and the Performance Guarantor that will allow the Administrative Agent and the Purchasers to identify each of the Originators and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Originators agrees to provide the Administrative Agent, from time to time prior to and after the applicable Closing Date, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

<Signature pages follow>

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

COMMERCIAL METALS COMPANY, as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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STRUCTURAL METALS, INC., as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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CMC STEEL FABRICATORS, INC., as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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SMI STEEL LLC, as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA, as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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AHT, INC., as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

CMC STEEL OKLAHOMA, LLC as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	4 Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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CMC STEEL US, LLC, as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

TAMCO, as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

CMC POST OKLAHOMA, LLC, as an Originator

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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CMC RECEIVABLES, INC., as the Buyer

By:
Name:
Title:

Address for Notices:
6565 N. MacArthur Blvd., Suite 1036
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement (hereinafter defined).

“Additional Contributed Receivables” has the meaning specified in Section 1.2(b)(iii).

“Administrative Agent” has the meaning specified in the Preliminary Statements.

“Agreement” has the meaning specified in the preamble.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which the Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which the Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates is located or is doing business that relates to money laundering, or any financial record keeping and reporting requirements related thereto.

“Available Cash” means, on any date of determination, cash available to the Buyer from any source that is not required to be paid to or set aside for the benefit of the Administrative Agent or the Purchasers under the Purchase Agreement.

“Buyer” has the meaning specified in the preamble.

“Closing Date” means, as to CMC, April 5, 2011, and as to each Subsidiary Originator, the Business Day after its Initial Cutoff Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” means a Lock-Box Account under and as defined in the Purchase Agreement in which Buyer has been granted a security interest under Section 1.6 of this Agreement.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, all cash proceeds of Related Security with respect to such Receivable and all Purchase Price Credits now or hereafter owing in connection with such Receivable.

“Contract” means a written agreement, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the relevant UCC.

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“Contributed Receivables” has the meaning specified in Section 1.1(a).

“Contributed Receivables Assets” has the meaning specified in Section 1.1(a)

“Contributed Value” means the Outstanding Balance of a Contributed Receivable.

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Yield Rate plus (ii) 2.00% per annum.

“Discount Factor” means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each of the Originators and the Buyer may agree from time to time and at any time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which each of the Originators and the Buyer agree to make such change. As of April 1, 2021, the Discount Factor is 2.0%.

“Equity Interests” means Capital Securities and all warrants, options or other rights to acquire Capital Securities, but excluding any debt security that is convertible into, or exchangeable for, Capital Securities.

“Event of Bankruptcy” means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and, if instituted against such Person, shall remain undischarged for a period of 60 days; or (iii) such Person or any Subsidiary shall take any corporate or similar action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Initial Cutoff Date” means (a) solely as to CMC-US and Tamco, October 31, 2019, (b) solely as to CMC Steel Oklahoma, LLC, August 31, 2018, (c) solely as to Owen Electric Company of South Carolina, April 30, 2013, (d) solely as to Post, March 31, 2021, and (e) as to all other Originators, March 31, 2010.

“Invoice” means a written or electronic invoice, bill or statement of account evidencing a Receivable, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the relevant UCC.

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“Margin Stock” has the meaning assigned to this term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Monthly Settlement Date” means the second Business Day after delivery of each Purchase Report hereunder.

“Net Worth” means, as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the Aggregate Invested Amount outstanding at such time, plus (B) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“OFAC” means The United States Department of the Treasury’s Office of Foreign Assets Control.

“Organic Documents” means, for any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its articles of incorporation, certificate of incorporation or other corporate charter document, as applicable, and its bylaws, (ii) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (iii) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (iv) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

“Original Balance” means, with respect to any Receivable coming into existence after the date hereof, the Outstanding Balance of such Receivable on the date it was created.

“Originators” has the meaning specified in the preamble.

“Originator Collateral” has the meaning specified in Section 1.6.

“PATRIOT Act” has the meaning specified in Section 7.13.

“Payment Date” means each Business Day on which an Originator is open for business.

“Performance Guarantor” means Commercial Metals Company, a Delaware corporation, and its successors.

“Performance Undertaking Default” has the meaning specified in the Performance Undertaking.

“Purchase Agreement” has the meaning specified in the Preliminary Statements.

“Purchase Price” means, with respect to any sale of Purchased Receivables by an Originator hereunder, the aggregate price to be paid by the Buyer to the applicable Originator in accordance with Section 1.2 for the Purchased Receivables Assets being sold to the Buyer, which price shall equal on any date (i) the product of (A) the Outstanding Balance of the Purchased Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.2.

“Purchase Price Credit” has the meaning specified in Section 1.3.

“Purchase Report” has the meaning specified in Section 1.1(b).

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“Purchased Receivables” has the meaning specified in Section 1.1(a).

“Purchased Receivables Assets” has the meaning specified in Section 1.1(a).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and its Affiliates.

“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (i) 50% of the Purchase Limit under the Purchase Agreement, and (ii) the product of (A) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement, and (B) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report or Interim Report received from the Servicer under the Purchase Agreement.

“Required Contributed Amount” means, as of any date of determination, the amount, if positive, by which the Required Capital Amount exceeds the Buyer’s Net Worth.

“Sanctioned Entity” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Sanctioned Person” means, at the time of determination (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated “Non-SDN” list or any other Sanctions-related list maintained by any Governmental Authority, in each case that would constitute a violation of applicable laws, (b) a Person that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, to the extent imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over the Originators and the Buyer or any of their respective Subsidiaries.

“Subordinated Loan” has the meaning specified in Section 1.2(c).

“Subordinated Note” means any promissory note in substantially the form of Exhibit V as more fully described in Section 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary Originator” means each Originator other than CMC.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

“Termination Date” means the earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any of the Originators or the Performance Guarantor, (iii) the Business Day specified in a written notice from the Administrative Agent as the Buyer’s assignee to any Originator following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after the Buyer’s receipt of written notice from the Originators that it wishes to terminate the facility evidenced by this Agreement.

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“Termination Event” has the meaning specified in Section 5.1.

“Transaction Documents” means, collectively, this Agreement, the Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Subordinated Notes, the Performance Undertaking and all of the other instruments, documents, certificates and other agreements executed and delivered by any Originator or the Performance Guarantor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“UCC” mean, with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, could constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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Omnibus Amendment No. 4

EXHIBIT C

PERFORMANCE UNDERTAKING, AS AMENDED AND RESTATED HEREBY

[See Attached]

EXHIBIT C TO OMNIBUS AMENDMENT NO. 4

PERFORMANCE UNDERTAKING

[AS AMENDED AND RESTATED BY OMNIBUS AMENDMENT NO. 4 DATED AS OF APRIL 1, 2021]

THIS PERFORMANCE UNDERTAKING (as amended, restated or otherwise modified from time to time, this “Undertaking”), dated as of April 5, 2011, as amended and restated in Omnibus Amendment No. 4, by Commercial Metals Company, a Texas corporation (“CMC” or “Provider”), in favor of CMC Receivables, Inc., a Delaware corporation (together with its successors and assigns, “Recipient”).

RECITALS

1. STRUCTURAL METALS, INC., a Texas corporation (“SMI”), CMC STEEL FABRICATORS, INC., a Texas corporation (“CMC Steel”), SMI STEEL LLC, an Alabama limited liability company (“SMI Steel”), OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA, a South Carolina corporation (“Owen Electric”), AHT, INC., a Pennsylvania corporation (“AHT”), CMC STEEL OKLAHOMA, LLC, a Delaware limited liability company (“Oklahoma”), CMC STEEL US, LLC, a Delaware limited liability company (“CMC-US”), and TAMCO, a California corporation (“TAMCO”) and CMC POST OKLAHOMA, LLC, a Delaware limited liability company (“Post” and together with CMC, SMI, CMC Steel, SMI Steel, Owen Electric, Oklahoma, CMC-US, and TAMCO, the “Originators” and each of the Originators other than CMC, a “Subsidiary Originator”), CMC and Recipient have entered into a Receivables Sale Agreement, dated as of April 5, 2011 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which CMC and the Subsidiary Originators, subject to the terms and conditions contained therein, are selling their right, title and interest in certain of their accounts receivable to Recipient.

2. Each of the Subsidiary Originators is a Subsidiary of Provider, and Provider is expected to receive substantial direct and indirect benefits from the sale of accounts by the Subsidiary Originators to the Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

3. As an inducement for Recipient to purchase the Subsidiary Originators’ accounts pursuant to the Sale Agreement, Provider has agreed to guaranty the due and punctual performance by the Subsidiary Originators of their respective obligations under the Sale Agreement.

4. Provider wishes to guaranty the due and punctual performance by the Subsidiary Originators of their respective obligations to Recipient under or in respect of the Sale Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which Provider hereby acknowledges, Provider hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or, if not defined in the Sale Agreement, in the Purchase Agreement (as hereinafter defined). In addition:

“Agreements” means, collectively, the Sale Agreement and the Purchase Agreement.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

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“Obligations” means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Subsidiary Originator under and pursuant to the Sale Agreement and each other document executed and delivered by such Subsidiary Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Subsidiary Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.

“Purchase Agreement” means that certain Receivables Purchase Agreement dated as of April 5, 2011 among Recipient, as Seller, Provider, as initial Servicer, Wells Fargo Bank, N.A., individually, and the other purchasers from time to time party thereto (each, together with its successors and permitted assigns, a “Purchaser” and, together with its successors and assigns, the “Purchasers”), the Administrators from time to time party thereto, and Wells Fargo Bank, N.A., as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”), as the same may be amended, restated or otherwise modified from time to time.

“Performance Undertaking Default” means the occurrence of any of the following:

(a) Any representation, warranty, certification or statement made or deemed made by any of the Provider in this Undertaking or in any other document delivered pursuant hereto shall prove to have been false or misleading in any material respect when made or deemed made; provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold;

(b) Any Termination Event shall occur under the Sale Agreement; or

(c) An Event of Bankruptcy shall occur with respect to the Provider.

“Requirements of Law” for any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Section 2. Guaranty of Performance of Obligations. Provider hereby guarantees to Recipient, the full and punctual payment and performance by the Subsidiary Originators of their respective Obligations. This Undertaking is an absolute, unconditional and continuing undertaking of the full and punctual performance of all of the Obligations and each other document executed and delivered by any Subsidiary Originator pursuant to the Sale Agreement and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Subsidiary Originator to Recipient, the Administrative Agent, or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrative Agent, or any Purchaser in favor of any Subsidiary Originator or any other Person or other means of obtaining payment. Should any Subsidiary Originator default in the payment or performance of any of the Obligations, Recipient (or its assigns) may cause the immediate performance by Provider of the Obligations of such Subsidiary Originator and cause any payment Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by any Subsidiary Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or

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other financial or credit condition resulting in the inability to pay in respect of an Obligor or unwillingness to pay (other than a dispute giving rise to a Purchase Price Credit) of the related Obligor; provided that nothing herein shall relieve any Subsidiary Originator from performing in full its Obligations or Provider of its undertaking hereunder with respect to the full performance of such duties.

Section 3. Provider’s Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the lesser of (a) LMIR per annum and (b) the maximum interest rate permitted by applicable law.

Section 4. Waivers by Provider. Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of the Termination Date, any Amortization Event, any other default or omission by any Subsidiary Originator or asserting any other rights of Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from each Subsidiary Originator, on a continuing basis, information concerning the financial condition of such Subsidiary Originator, and that it is not relying on Recipient to provide such information, now or in the future. Provider also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider and without relieving Provider of any liability under this Undertaking, to deal with each Subsidiary Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Provider agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time (except that such extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations, if duly granted or agreed to be granted in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Undertaking is required to perform or cause to be performed); (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of the Termination Date, any Amortization Event or any default with respect to the Obligations or any part thereof or any agreement relating thereto (except that such waiver, if duly granted, agreed to be granted or made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Undertaking is required to perform or cause to be performed); (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof (except that such release, surrender, compromise, settlement, waiver, subordination or modification, if duly granted, agreed to be granted or made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Undertaking is required to perform or cause to be performed); (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully

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have elected to apply such payments to any part or all of the payment Obligations or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Provider may have at any time against any Subsidiary Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of any Subsidiary Originator to perform or comply with any term of the Sale Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5. Unenforceability of Obligations Against Subsidiary Originators. Notwithstanding (a) any change of ownership of any Subsidiary Originator or the insolvency, bankruptcy or any other change in the legal status of any Subsidiary Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Subsidiary Originator or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from the applicable Subsidiary Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Subsidiary Originator or for any other reason with respect to any Subsidiary Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Sale Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.

Section 6. Representations and Warranties. Provider hereby represents and warrants to Recipient that:

(a) Organizational Existence; Compliance with Law. Provider (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where a failure to be so qualified would not have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect.

(b) Organizational Power; Authorization. Provider has the corporate or other organizational power and authority to make, deliver and perform this Undertaking and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Undertaking. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority) is required in connection with the execution, delivery or performance by Provider, or the validity or enforceability against Provider of this Undertaking, other than such consents, authorizations or filings which have been made or obtained.

(c) Enforceable Obligations. This Undertaking has been duly executed and delivered, and this Undertaking constitutes legal, valid and binding obligations of Provider, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Undertaking do not result in the creation or imposition of any Adverse Claim on assets of Provider.

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(d) No Material Litigation. No litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Provider, threatened in writing by or against Provider or any of its Subsidiaries, or against any of their respective properties or revenues, existing or future which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(e) No Legal Bar. The execution, delivery and performance by Provider of this Undertaking will not violate any material Requirements of Law or cause a breach or default under any of its material Contractual Obligations, where such violation would reasonably be expected to have a Material Adverse Effect.

(f) Disclosure and Material Adverse Effect. No representation or warranty contained in this Undertaking or in any other document furnished from time to time pursuant to the terms of this Undertaking, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein, there is no fact known to Provider or any of its Subsidiaries which has had, or is reasonably expected to have, a Material Adverse Effect.

(g) Compliance with Law. Provider is in compliance with all Requirements of Law, except where the failure to be in compliance would not have a Material Adverse Effect.

(h) Financial Condition. On the date hereof and after giving effect to the transactions contemplated by the Transaction Documents, (i) the assets of Provider and its Subsidiaries, at fair valuation and based on their present fair saleable value, will exceed Provider’s or such Subsidiary’s debts, including contingent liabilities, (ii) the remaining capital of Provider or such Subsidiary will not be unreasonably small to conduct Provider’s or such Subsidiary’s business, and (iii) neither Provider nor any of its Subsidiaries will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6(h), “debt” means any liability on a claim, and “claim” means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(i) Payment of Taxes and Claims, Etc. Provider has, and has caused each of its Subsidiaries to, pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a material Adverse Claim upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves have been maintained with respect thereto in accordance with GAAP.

Section 7. [Reserved.]

Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full, Provider: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrative Agent or any Purchaser against any Subsidiary Originator, (b) hereby waives all rights of subrogation until the date after the Facility Termination Date on which all of the Aggregate Unpaids shall have been paid and performed in full

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(whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Administrative Agent and the Purchasers against any Subsidiary Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against any Subsidiary Originator that arise from the existence or performance of Provider’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Subsidiary Originator in respect of any liability of Provider to such Subsidiary Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or the Purchasers. The payment of any amounts due with respect to any indebtedness of any Subsidiary Originator now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of any Subsidiary Originator to Provider until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Provider.

Section 9. Termination of Performance Undertaking. Provider’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Sale Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Subsidiary Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.

Section 10. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Subsidiary Originator and the commencement of any case or proceeding by or against any Subsidiary Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which such Originator is subject shall postpone the obligations of Provider under this Undertaking.

Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Provider (any such notice being expressly waived by Provider) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Provider under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking unless such Obligations are contingent or unmatured.

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Section 12. Taxes. All payments to be made by Provider hereunder shall be made free and clear of any deduction or withholding. If Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

Section 13. Further Assurances. Provider agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Provider as Recipient may reasonably request. Provider also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

Section 14. Successors and Assigns. This Performance Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Administrative Agent (with the consent of all Purchasers). Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Sale Agreement, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.

Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Administrative Agent (with the consent of the Required Purchasers) and Provider. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Provider or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 16.

Section 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Section 18. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF

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PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 19. WAIVER OF JURY TRIAL. EACH OF PROVIDER AND RECEPIENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS UNDERTAKING, ANY DOCUMENT EXECUTED BY PROVIDER OR RECIPIENT PURSUANT TO THIS UNDERTAKING OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 20. Bankruptcy Petition. Provider hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 21. Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Provider or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

Section 22. Counterparts. This Undertaking may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Provider has caused this Undertaking to be executed and delivered as of the date first above written.

COMMERCIAL METALS COMPANY

By:
Name:
Title:

Address for Notices:

6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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Agreed to and accepted as of the date first above written:

CMC RECEIVABLES, INC.

By:
Name:
Title:

Address for Notices:

6565 N. MacArthur Blvd., Suite 800
Irving, TX 75039
Attn:	Treasurer
Email:	Matthew.McClellan@cmc.com
Phone:	(972) 308-4724

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